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                                                                      EXHIBIT 27

                                  [CSIRO LOGO]

             CSIRO Petroleum Confidential Report No. 04-002 (Part 1)

                                  JANUARY 2004

                          THE GEOCHEMISTRY AND ORGANIC
                           PETROLOGY OF OIL SHOWS AND
                       FINE-GRAINED ROCKS IN MOOSE-1 AND
                          MOOSE-1ST1, EAST PAPUAN BASIN

                  PART 1: TEXT AND DIAGRAMS, APPENDICES A TO G

                      A Report to InterOil Corporation

                     S. C. George, M. Ahmed, N. R. Sherwood,
                         R. A. Quezada and N.J. Russell

                        FOR FURTHER INFORMATION CONTACT:

                               Dr. Simon C. George
                                CSIRO Petroleum,
                   PO Box 136, North Ryde, NSW, Australia 1670
             Telephone: +61 2 9490 8718, Facsimile: +61 2 9490 8197
                          E-mail: Simon.George@csiro.au

                        THIS IS A CONFIDENTIAL REPORT FOR
                          RESTRICTED DISTRIBUTION ONLY

 Copies to:            InterOil Corporation
                       (4 hard copies, electronic copy)
                       CSIRO authors
                       Confidential CSIRO archives (2 hard copies, electronic copy)

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EXECUTIVE SUMMARY

During drilling of the Moose-1 well (and the subsequent sidetrack well Moose-1
ST1), oil shows were identified in the Mendi Formation limestone, which was a secondary target in PPL 238 of Papua New Guinea. This study uses geochemical analyses to assess the origin of these oil shows, and in particular to geochemically correlate the oil shows with other crude oils in the region, and to establish the contributions of possible drilling contaminants on the oil shows, including diesel, Aus-Tex additive, and drilling greases. A further purpose of this study is to use organic geochemical and petrological analyses to investigate the source potential, including thermal maturity, of fine-grained mudstones underlying the Mendi Formation limestones in Moose-1 ST1.

Oil shows from 530 m (Moose-1), 675.1 m, 686.2 m, 727 m, 759.5-759.6 m and 840 m
(all Moose-1 ST1) were strongly overprinted by diesel. Carefully application of high resolution organic geochemistry enabled the indigenous signature of some of these oil shows to be separated from that of the diesel. The diesel has a characteristic n-alkane distribution maximising at n-C(16), and also a distinctive pattern of branched and cyclic alkanes, but contains few biomarkers. Oil shows from 686.2 m and 759.5-759.6 m (Moose-1 ST1) were also strongly overprinted by a drilling additive called Aus-Tex, which is characterised by unusually high abundances of some polycyclic aromatic hydrocarbons, but which also contains abundant biomarkers that strongly interfere with the natural geochemistry of these oil shows. The oil shows from 686.2 m and 759.5-759.6 m were essentially unusable for obtaining information on the natural component. An oil show from 809.7 m contains no discernible wellbore contaminants and indicated a mixture of oil signatures.

The main natural component of all the interpretable oil shows is an oil with an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input, which correlates well with the "Family B" solid bitumens in the Subu wells and the fluid inclusion oil from Subu-1. Geochemical features of this oil type are high amounts of 2? -methylhopanes and 30-norhopanes, high C(29)/C(30) ? ? hopane ratios and lack of a significant terrestrial signature. The oil show from 809.7 m contains a mixture of the calcareous sourced oil, and an oil derived from a clay-rich, marine source rock low in sulphur, which had significant input of terrestrial organic matter and was deposited in an oxic depositional environment. This signature correlates with the Jurassic-sourced oils in the Foldbelt and at Puri-1, and with the "Family A" solid bitumens in the Subu wells. Geochemical features of this oil type are high amounts of diterpanes and a high [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) ratio, indicative of a strong terrestrial influence, and a moderate to high content of rearranged hopanes and diasteranes. The oil shows in Moose-1 and Moose-1 ST1 have

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a maturity in the peak oil window (about 0.8 to 0.9% VRE), which is slightly higher than that indicated by the geochemical signatures for the underlying fine-grained samples. The difference in maturity, but more importantly the major difference in source characteristics, indicates that these fine-grained samples did not source the oil shows in the Mendi Formation limestones.

The fine-grained samples in Moose-1ST1 were deposited in an oxic marine depositional environment with major terrestrial organic matter input, including a minor coniferous organic matter component that could be derived from re-worked Jurassic rocks. They correlate reasonably well with the fine-grained samples analysed from the Subu wells. C(26) sterane distributions are consistent with Cretaceous or younger ages for these strata. They have low TOC values (<1.2%) and low hydrogen indices (mostly <155 mg/g), indicating type III organic matter, with low liquid hydrocarbon generation potential. On the basis of the maceral contents, in particular the liptinite contents, the original oil generation potential ranges from poor to very good. This is better than is apparent from the Rock-Eval results, probably because of the diluting effect of inertinite on hydrogen indices, and also the maturity level that this sequence has reached. Most of the finegrained samples in Moose-1ST1 have measured vitrinite reflectance values (~0.65 to ~0.70%) that are `suppressed', by at least 0.2%. The FAMM-derived equivalent vitrinite reflectance, which is free from the effects of VR suppression, is about 0.9%, indicating full maturity for oil generation. On the basis of the geochemical data, the best estimate of their thermal maturity is about 0.7-0.8% (mid oil window), which is consistent with the Rock Eval data but is somewhat lower than the equivalent vitrinite reflectance data from FAMM. The anomalously high maturity indicated for the uppermost sample (vitrinite reflectance value of 1.25%) may be due to overthrusting, localised thermal effects from igneous activity and associated hydrothermal fluids, or the complicating effects of reworked material.

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TABLE OF CONTENTS

                                                                                  Page number
EXECUTIVE SUMMARY ..............................................................         2-3

TABLE OF CONTENTS ..............................................................         4-7

LIST OF TABLES and FIGURES .....................................................        8-11

1 INTRODUCTION .................................................................          12

  2.1 Samples ..................................................................          14

  2.2 Total organic carbon and Rock Eval .......................................          14

  2.3 Solvent extraction .......................................................          14

    2.3.1 Soxhlet Extraction ...................................................          14

    2.3.2 Ultrasonication ......................................................          14

    2.3.3 Separating funnel ....................................................          17

  2.4 Asphaltene precipitation .................................................          17

  2.5 Column chromatography ....................................................          17

    2.5.1 Long column method ...................................................          17

    2.5.2 Short column method ..................................................          18

  2.6 Gas Chromatography .......................................................          18

  2.7 Gas Chromatography - Mass Spectrometry (GC - MS) .........................          18

  2.8 Organic petrology ........................................................          19

    2.8.1 FAMM Analyses ........................................................          19

    2.8.2 Conventional Organic Petrology .......................................          21

3 RESULTS AND DISCUSSION .......................................................          23

  3.1  Total organic carbon and Rock Eval data .................................          23

  3.2 Extractability ...........................................................          23

  3.3 Extract gross compositions ...............................................          25

  3.4 Overall character of aliphatic and aromatic hydrocarbon fractions,
  including n-alkane distributions .............................................          25

  3.5 n-Alkane and isoprenoid parameters .......................................          28

  3.6 Intra n-alkane peaks in EOM ..............................................          29

  3.7 Alkylcyclohexanes and methylalkylcyclohexanes ............................          32

  3.8 Terpanes .................................................................          32

    3.8.1 Bicyclic sesquiterpanes ..............................................          36

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
    3.8.2 Diterpanes ...............................................    36

    3.8.3 Tricyclic and tetracyclic terpanes .......................    37

    3.8.4 Methylhopanes ............................................    38

    3.8.5 Hopanes ..................................................    39

  3.9 Steranes and Diasteranes .....................................    42

  3.10 Aromatic Hydrocarbons .......................................    47

    3.10.1 Overall aromatic hydrocarbon composition ................    47

    3.10.2 Alkylbenzenes ...........................................    51

    3.10.3 Alkylnaphthalenes .......................................    52

    3.10.4 Alkylphenanthrenes ......................................    55

    3.10.5 Alkylbiphenyls ..........................................    57

    3.10.6 Alkyldibenzothiophenes ..................................    58

  3.11 Organic petrology results ...................................    59

    3.11.1 Sample descriptions and maceral contents ................    59

    3.11.2 Thermal maturity: FAMM and vitrinite reflectance
    analyses........................................................    62


4 INTERPRETATION AND SYNTHESIS .....................................    65

  4.1 The fine-grained rocks in Moose-1ST1 .........................    65

    4.1.1 Source potential .........................................    65

    4.1.2 Source characteristics ...................................    65

    4.1.3 Thermal maturity characteristics .........................    70

  4.2 Overprinting of oil shows by diesel, Aus-Tex and grease ......    73

    4.2.1 Diesel (Appendices J and K) ..............................    73

    4.2.2 Aus-Tex (Appendix L) .....................................    74

    4.2.3 Grease samples: Pipe Dope and Grease Gun (Appendices
    M and N) .......................................................    74

    4.2.4 Moose-1 530 m, open hole slurry sample (Appendix B) ......    74

    4.2.5 Moose-1ST1, 675.1 m, core (Appendix C) ...................    75

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
    4.2.6 Moose-1ST1, 686.2 m, core (Appendices D and E) ......................................                75

    4.2.7 Moose-1ST1,727 m, oil mixed with water (Appendix F) .................................                75

    4.2.8 Moose-1ST1, 759.5 m, core (Appendix G) ..............................................                76

    4.2.9 Moose-1ST1, 809.7 m, core (Appendix H) ..............................................                76

    4.2.10 Moose-1ST1, 840 m, fluid sample (Appendix I) .......................................                77

  4.3 The source of the natural component of the oil shows at Moose-1 and Moose-1ST1 ..........                78

    4.3.1 "Calcareous" source signature .......................................................                78

    4.3.2 "Jurassic" source signature .........................................................                79

  4.4 Distribution of oil shows and contaminants in Moose-1 and Moose-1 ST1 ...................                80

5 CONCLUSIONS .................................................................................                82

6 ACKNOWLEDGEMENTS ............................................................................                83

7 REFERENCES ..................................................................................                84

APPENDIX A: Peak assignments and abbreviations ................................................           9 pages

APPENDIX B: Moose-1 530m (Open Hole Slurry Sample): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX C: Moose-1ST1 675.1 m (Extractable Organic Matter): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX D: Moose-1ST1 686.2m (Extractable Organic Matter): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX E: Moose-1ST1 686.2m (Extractable Organic Matter, Soxhlet Extract):
gas and mass chromatograms and peak identifications ...........................................           6 pages

APPENDIX F: Moose-1ST1 727m (Oil Mixed With Water): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX G: Moose-1ST1 759.5m (Core Sample): gas and mass chromatograms and
peak identifications ..........................................................................          25 pages

APPENDIX H: Moose-1ST1 809.7m (Core Sample): gas and mass chromatograms and
peak identifications ..........................................................................          25 pages

APPENDIX I: Moose-1ST1 840m (Fluid Sample): gas and mass chromatograms and
peak identifications ..........................................................................          25 pages

APPENDIX J: Moose-1ST1 Diesel Sample (Tank): gas and mass chromatograms and
peak identifications ..........................................................................          25 pages

APPENDIX K: Moose-1ST1 Diesel Sample (Line): gas and mass
chromatograms and peak identifications ........................................................           2 pages

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
APPENDIX L: Moose-1ST1, Aus-Tex Sample: gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX M: Moose-1ST1, Grease Gun Sample: gas and mass
chromatograms and peak identifications ........................................................           2 pages

APPENDIX N: Moose-1ST1, Pipe Dope Sample: gas and mass
chromatograms and peak identifications ........................................................           2 pages

APPENDIX O: Moose-1ST1 820m (Mudstone Sample): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX P: Moose-1ST1 920m (Mudstone Sample): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX Q: Moose-1ST1 968-971m (Mudstone Sample): gas and mass
chromatograms and peak identifications ........................................................          25 pages

APPENDIX R: Fluorescence alteration diagrams from Moose-1 ST1 .................................          3 pages

APPENDIX S: Reflectance histograms for samples from Moose-1 ST1 ...............................          8 pages

The report is presented in two volumes:
Part 1:          Text and diagrams, Appendices A to G
Part 2:          Appendices H to S

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LIST OF TABLES

Table 1: Sample details. ................................................................      15

Table 2: Geochemical and organic petrological analyses carried out. .....................      16

Table 3: Total organic carbon and Rock Eval data. .......................................      24

Table 4: Extractability and gross compositional data ....................................      24

Table 5: General molecular data and aliphatic hydrocarbon parameters ....................      26

Table 6: Preliminary origin of oil shows, based on overall and gross distributions ......      28

Table 7a: Terpane parameters (part a)....................................................      33

Table 7b: Terpane parameters (part b)....................................................      33

Table 7c: Terpane parameters (part c) ...................................................      34

Table 7d: Terpane parameters (part d)....................................................      34

Table 7e: Terpane parameters (part e)....................................................      35

Table 7f: Terpane parameters (part f) ...................................................      35

Table 8a: Sterane and diasterane parameters (part a) ....................................      43

Table 8b: Sterane and diasterane parameters (part b) ....................................      43

Table 8c: Sterane and diasterane parameters (part c).....................................      44

Table 8d: Sterane and diasterane parameters (part d).....................................      44

Table 8e: Sterane and diasterane parameters (part e).....................................      45

Table 9b: Aromatic hydrocarbon parameters (part b).......................................      48

Table 9c: Aromatic hydrocarbon parameters (part c) ......................................      49

Table 9d: Aromatic hydrocarbon parameters (part d).......................................      49

Table 9e: Aromatic hydrocarbon parameters (part e) ......................................      50

Table 9f: Aromatic hydrocarbon parameters (part f) ......................................      50

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
Table 10:  Maceral group compositions, vitrinite reflectance data and petrographic
           descriptions for samples from Moose-1 ST1 ....................................      60

Table 10 continued:  Maceral group compositions, vitrinite reflectance data and
         petrographic descriptions for samples from Moose-1 ST1. ........................      61

Table 11: FAMM-derived equivalent vitrinite reflectance (EqVR) and measured vitrinite
        reflectance (VR) data for samples from Moose-1 ST1. .............................      63

Table 12: Summary of the origin of oil shows, based on all geochemical data .............      81

LIST OF FIGURES

Figure 1: Location map of Moose-1 relative to the Subu wells and other prospects
    in PPL 238 of Papua New Guinea ..........................................................      12

Figure 1a: Fluorescence alteration diagram showing the `normal' calibration curve and suppression/enhancement iso-correction lines based on a suite of
    Indonesian Tertiary coals and source rocks ..............................................      20

Figure 2: Normalised n-alkane profiles of samples ...........................................      27

Figure 3: Cross-plot of two carbon preference indices (defined in Table 5) ..................      29

Figure 4a: Partial gas chromatographs for the n-C(13) and n-C(16) range, comparing diesel with oil show samples 675.1 m, 686.2 m and 727 m (total EOM). iC15 and
    iC16 are acyclic C(15) and C(16) isoprenoids, 2MPD = 2-methylpentadecane, other significant peaks are numbered. Lines indicate relative abundances between
    selected compounds ......................................................................      30

Figure 4b: Partial gas chromatographs for the n-C(13) and n-C(16) range, comparing diesel with oil show samples 759.5-759.6 m, 809.7 m and 840 m (total EOM). iC15 and iC16 are acyclic C(15) and C(16) isoprenoids, 2MPD = 2-methylpentadecane, other significant peaks are numbered. Lines indicate relative abundances between
    selected compounds ......................................................................      31

Figure 5: Cross-plot of C(31) 2? Me/(C(31) 2? Me+C(30)? ? hopane) versus C(32) 2?
    Me/(C(32) 2? Me+C(31)? ? hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the
    Puri-1 oil and the Bwata-1 condensate (data shown as black dots, from George et
    al., 2003) ..............................................................................      39

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
Figure 6: Cross-plot of C(27) sterane ????????????? versus C(29) sterane ?????? ? ? ? ? ? ? ?
    ratios. The family refers to solid bitumens extracted from the sandstones in the
    Subu wells (data shown as black dots, from George et al., 2003) ...................................      46

Figure 7: Normalised aromatic hydrocarbon compositions of the Moose-1 samples .........................      51

Figure 8: Cross-plot of the trimethylnaphthalene ratio versus the tetramethylnaphthalene ratio. The data from the Subu wells are shown as black
    dots (from George et al., 2003). ..................................................................      53

Figure 9: Cross-plot of log (1,2,7-TMN/1,3,7-TMN) versus log
    (1,2,5-TMN/1,3,6-TMN). The boundaries on this trimethylnaphthalene graph are taken from Strachan et al. (1988). The data from the Subu wells are shown as
    black dots (from George et al., 2003). ............................................................      54

Figure 10: Cross-plot of methylphenanthrene index
    (1.5*[3-MP+2-MP]/[P+9-MP+1-MP]) versus methylphenanthrene distribution fraction
    ((3-MP+2-MP)/ ? MPs). The data from the Subu wells are shown as black dots (from
    George et al., 2003). .............................................................................      56

Figure 11: Cross-plot of methylphenanthrene ratio (2-MP/1-MP) versus dimethylphenanthrene ratio (3,5-+2,6-DMP+2,7-DMP)/
    (1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP). The data from the Subu wells are
    shown as black dots (from George et al., 2003) ....................................................      57

Figure 12: Cross-plot of dibenzothiophene/phenanthrene ratio versus
    dibenzothiophene/1,3,6,7-TeMN ratio. The data from the Subu wells are shown as
    black dots (from George et al., 2003) .............................................................      59

Figure 13: Cross-plot of C(29)Ts/C(29)? ? hopane versus C(30)*/C(30) ? ? hopane for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols
    are samples in this report from the Moose-1 and Moose-1ST1 well ...................................      67

Figure 14: Cross-plot of C(29) ? ? hopane/C(30) ? ? hopane versus C(31) ? ?
    hopane/C(30) ? ? hopane ratios for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory.
    Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-1
    and Moose-1ST1 well ...............................................................................      68

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
Figure 15: Cross-plot of Pr/Ph versus C35??C(35) + C(34) homohopane ratios for the samples from this project compared to Subu well, literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report
    from the Moose-1 and Moose-1ST1 well ..........................................................      69

Figure 16: Cross-plot of C(29) sterane ? ? ? 20S/(20S+20R) versus C(29) sterane
    ?????? ? ? ? ? ? ? ? for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from
    published chromatograms and thus are subject to inaccuracies ..................................      72

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1     INTRODUCTION

The Moose-1 well was spudded in March 2003, with a cored sidetrack well (Moose-
1ST1) from 650 m commenced in July 2003. The Moose prospect was identified as the first prospect to be drilled by InterOil in PPL 238 (formerly PPL 230) in Papua New Guinea (Fig. 1). The well is located at Long 145?11'8.52"E, Lat 06?57'50.96"S. The nearest wells include the Subu stratigraphic wells (27 km) drilled by InterOil in August 2001 (George et al., 2003), and the Puri-1 well (26 km) drilled in 1957-9. The nearest commercial production is the South East Gobe field approximately 166 km to the northwest.

                           [LOCATION MAP OF MOOSE-1]

Figure 1: Location map of Moose-1 relative to the Subu wells and other prospects in PPL 238 of Papua New Guinea.

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During drilling, oil shows were identified in the Mendi Formation limestone, which was a secondary target in PPL 238. The limestone reservoir is interpreted to extend from 610 m to 809.9 m and was fully cored from 664.14 m. There is a 2 m siltstone interval from 756.34 to 758.36 m. On the basis of the cores two limestone zones (Upper and Lower, separated by the 2m siltstone zone) and three porosity types (matrix, fracture and fault) have been identified.

The main purpose of this report is to use geochemical analyses to assess the origin of the oil shows in the Mendi Formation limestone section penetrated by Moose-1 and Moose-1 ST1. In particular, it is important to geochemically correlate the oil shows with other crude oils in the region, and to establish the contributions of possible drilling contaminants on the oil shows, including diesel, Aus-Tex additive, and drilling greases. The geochemical characteristics of the oil shows are compared with previously analysed oils, bitumens, oil inclusions and oil seeps from nearby in Papua New Guinea. A further purpose of this study is to use organic geochemical and petrological analyses to investigate the source potential, including thermal maturity, of fine-grained mudstones underlying the Mendi Formation limestones in Moose-1 ST1.

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2     SAMPLES AND EXPERIMENTAL PROCEDURE

2.1   SAMPLES

Details of the 27 samples analysed in this study are provided in Table 1, including CSIRO code, depth interval, type of sample and a brief description. Except for the sample from 530 m in Moose-1, all other samples are from Moose-1ST1, or are additives that were used at the Moose-1 well site which have been tested for interference with the natural oil show geochemistry. A summary of the analyses carried out on each samples is provided in Table 2.

2.2   TOTAL ORGANIC CARBON AND ROCK EVAL

Fourteen fine-grained samples (Table 2) were crushed to a fine powder and then submitted to Geotechnical Services Pty Ltd for total organic carbon (TOC) analysis and Rock Eval pyrolysis, using standard techniques, including de-carbonation treatment of the samples. Rock Eval pyrolysis was completed on 13 of the samples with TOC values > 0.5%.

2.3   SOLVENT EXTRACTION

Samples were extracted in three different ways (Table 2).

2.3.1 Soxhlet Extraction

After crushing to a fine powder, samples were solvent extracted with a mixture of dichloromethane (DCM) and methanol (MeOH) (93:7 vol%) for 72 hours using a Soxhlet apparatus. An aliquot of the extractable organic matter (EOM) was blown to dryness to provide a gravimetric weight of the total EOM.

2.3.2 Ultrasonication

Whole core was ultrasonicated in an excess of DCM in a large beaker. Where possible, an aliquot of the EOM was blown to dryness to provide a gravimetric weight. For sample 530 m, a combination of both ultrasonication of the slurry and a separating funnel (see Section 2.3.3) was used.

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Table 1: Sample details.

                                                                    Type of
CSIRO code        Appendix        Well            Depth (m)          sample          Description
----------        --------     ----------       -------------      ---------     ------------------
530 m                B         Moose-1          530.0 m            open hole     brown slurry
675.1 m              C         Moose-1ST1       675.1 m            core          suspected oil show
686.2 m              D         Moose-1ST1       686.2 m            core          suspected oil show
686.2 m Sox          E         Moose-1ST1       686.2 m            core          matrix Soxhlet extracted
727 m                F         Moose-1ST1       727.0 m            yellow        suspected oil mixed with
                                                                   fluid         water

759.5-759.6 m        G         Moose-1ST1       759.5-759.6 m      core (wet)    suspected oil show, oil/water
                                                                                 wet sample

809.7 m              H         Moose-1ST1       809.7 m            core          suspected oil show
840 m                I         Moose-1ST1       840.0 m            fluid         water with oil
Diesel (tank)        J         -                -                  diesel        tank sample
Diesel (line)        K         -                -                  diesel        line sample
Aus-Tex              L         -                -                  Aus-Tex       drilling additive
Grease gun           M         -                -                  grease        Shell grease (grease gun)
Pipe dope            N         -                -                  grease        Shell grease (pipe dope)
811.0 m              -         Moose-1ST1       811.0 m            core          mudstone *
820.0 m              O         Moose-1ST1       820.0 m            core          mudstone *
861.0 m              -         Moose-1ST1       861.0 m            core          mudstone *
870.0 m              -         Moose-1ST1       870.0 m            core          mudstone *
880.0 m              -         Moose-1ST1       880.0 m            core          mudstone *
890.0 m              -         Moose-1ST1       890.0 m            core          mudstone *
901.0 m              -         Moose-1ST1       901.0 m            core          mudstone *
909.0 m              -         Moose-1ST1       909.0 m            core          mudstone *
920.0 m              P         Moose-1ST1       920.0 m            core          mudstone *
930.0 m              -         Moose-1ST1       930.0 m            core          mudstone *
937.0 m              -         Moose-1ST1       937.0 m            core          mudstone *
950.0 m              -         Moose-1ST1       950.0 m            core          mudstone *
960.0 m              -         Moose-1ST1       960.0 m            core          mudstone *
968-971.0 m          Q         Moose-1ST1       968-971.0 m        cuttings      mudstone *

* The fine-grained samples are generically termed "mudstones" in this Table. A more detailed lithological description of these predominantly calcareous siltstones and mudstones is given in Table 10.

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Table 2: Geochemical and organic petrological analyses carried out.

   CSIRO                      GC-FID   GC-MS         GC-FID     GC-MS
   code              Extract   EOM      EOM   CC      Fract     Fract   TOC     RE     VR    FAMM
   ----              -------   ---      ---   --      -----     -----   ---     --     --    ----
530 m                  *UP*    **       **     No       No        No    No      No     No     No
675.1 m                *U*     **       **    *S*       **        **    No      No     No     No
686.2 m                *U*     **       **    *S*       **        **    No      No     No     No
686.2 m                *X*     **       **     No       No        No    No      No     No     No
Sox
727 m                  *P*     **       **    *L*       **        **    No      No     No     No

759.5-759.6            *U*     **       **    *L*       **        **    No      No     No     No
m
809.7 m                *X*     **       **    *S*       **        **    No      No     No     No
840 m                  *P*     **       **    *L*       **        **    No      No     No     No
Diesel                 No      **       **    *L*       **        **    No      No     No     No
(tank)
Diesel                 No      **       No     No       No        No    No      No     No     No
(line)
Aus-Tex                *X*     **       **   *L++*      **        **    No      No     No     No
Grease gun             *U*     **       No     No       No        No    No      No     No     No
Pipe dope              *U*     **       No     No       No        No    No      No     No     No
811.0 m                No      No       No     No       No        No    **      **     *      No
820.0 m                *X*     No       No    *L*       **        **    **      **     *      No*
861.0 m                No      No       No     No       No        No    **      **     *       *
870.0 m                No      No       No     No       No        No    **      **     *      No
880.0 m                No      No       No     No       No        No    **      **     *      No
890.0 m                No      No       No     No       No        No    **      **     *      No
901.0 m                No      No       No     No       No        No    **      No     *      No
909.0 m                No      No       No     No       No        No    **      **     *       *
920.0 m                *X*     No       No    *L*       **        **    **      **     *      No*
930.0 m                No      No       No     No       No        No    **      **     *      No
937.0 m                No      No       No     No       No        No    **      **     *      No
950.0 m                No      No       No     No       No        No    **      **     *      No
960.0 m                No      No       No     No       No        No    **      **     *      No
968-971.0              *X*     No       No    *L*       **        **    **      **     *      **
m

* = analysis carried out; No = analysis not carried out. Extract = Extracted, with method used (X = Soxhlet extraction; U = ultrasonication; P = separating funnel); GC-FID EOM = gas chromatography with flame ionisation detection of extractable organic matter; GC-MS EOM = gas chromatography-mass spectrometry of extractable organic matter; CC = Column chromatography, with method used (L = long column fractionation; S = short column fractionation;++ = additional asphaltene precipitation); GC-FID Fract = gas chromatography with flame ionisation detection of aliphatic and aromatic fractions; GC-MS Fract = gas chromatography-mass spectrometry of aliphatic and aromatic fractions; TOC = total organic carbon; RE = Rock Eval; VR = vitrinite reflectance; FAMM = fluorescence alteration of multiple macerals.

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2.3.3 Separating funnel

Fluid samples were extracted using a separating funnel, shaking the fluid with a similar volume (~25 mL) of DCM, followed by decanting the solvent layer containing the EOM. The separating funnel was then washed with a further three batches of 25 mL of DCM Where possible, an aliquot of the EOM was blown to dryness to provide a gravimetric weight.

2.4   ASPHALTENE PRECIPITATION

The EOM of the AUS-Tex (Table 2) was blown down to very small volume to which an excess of pentane was added for the precipitation of asphaltenes. The suspension was sonicated for 5 minutes and then allowed to settle in a fridge for at least 2 hours. Solid asphaltenes were separated from the soluble maltene fraction by centrifuging the suspension. The process was repeated to isolate any of the remaining maltenes from the asphaltene precipitate.

2.5   COLUMN CHROMATOGRAPHY

Samples were fractionated by column chromatography in two different ways (Table
2).

2.5.1 Long column method

Samples in which sufficient EOM was recovered (>20 mg) were fractionated by a long column chromatography method. An accurate amount of un-evaporated EOM (or maltene fraction for Aus-Tex) was adsorbed onto alumina and all solvent was removed by gently blowing with nitrogen. The extracts were fractionated using column chromatography on silica gel (C60: 60-210 (Mu)m) below alumina. Elution with petroleum ether (40-60(degree)C, 100 mL) produced the aliphatic hydrocarbon fraction, elution with a 4:1 mixture of DCM + petroleum ether (150 mL) produced the aromatic hydrocarbon fraction and elution by a 1:1 mixture of DCM + MeOH (100 mL) produced the polar compounds. All solvent was evaporated from 1/10th aliquots of the aliphatic and aromatic hydrocarbon fractions, and from the whole polar compound fraction, to give the total weights of the respective fractions.

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2.5.2 Short column method

Samples in which only a small amount of EOM was recovered (<20 mg) were fractionated by a short column chromatography method. The extracts were fractionated using column chromatography on silica gel (C60: 60-210 (Mu)m) below alumina in a Pasteur pipette. Elution with petroleum ether (40-60(degree)C, 5 mL) produced the aliphatic hydrocarbon fraction, elution with a 4:1 mixture of DCM + petroleum ether (5 mL) produced the aromatic hydrocarbon fraction and elution by a 1:1 mixture of DCM + MeOH (5 mL) produced the polar compounds. Generally too little of the fractions is recovered using this method to enable gravimetric weights to be obtained.

2.6   GAS CHROMATOGRAPHY

Gas chromatography (GC) of the aliphatic and aromatic hydrocarbon fractions and most of the EOM fractions (Table 2) was performed on a Varian 3400 gas chromatograph equipped with a flame ionisation detector. Chromatography was carried out on a fused silica column (60 m x 0.25 mm i.d.) coated with DB5MS (modified 5% phenyl 95% methyl silicone, 0.25 (Mu)m film thickness) or with DB1 (dimethylpolysiloxane, 0.25 (Mu)m film thickness), using a splitless injection technique. The oven was programmed for an initial temperature of 40(degree)C for 2 min., followed by heating at 4(degree)C min.-1 to 310(degree)C, and a hold for 30 mins.

2.7   GAS CHROMATOGRAPHY-MASS SPECTROMETRY (GC-MS)

GC-MS of the aliphatic and aromatic hydrocarbon fractions and most of the EOM fractions (Table 2) was performed on a Hewlett Packard 5890 gas chromatograph interfaced to a VG AutoSpecQ Ultima (electron energy 70 eV; electron multiplier 250 V; filament current 200 (Mu)A; source temperature 250(degree)C) tuned to 1000 resolution. Chromatography was carried out on a fused silica column (60 m x
0.25 mm i.d.) coated with DB5MS, using a splitless injection technique. The oven was programmed in two ways for different GC-MS runs: (a) for an initial temperature of 40(degree)C for 2 min., followed by heating at 4(degree)C min.-1 to 310(degree)C, and (b) for an initial temperature of 40(degree)C for 2 min., followed by heating at 20(degree)C min.-1 to 200(degree)C and then a second heating ramp at 2(degree)C min.-1 to 310(degree)C.

All the fractions were analysed using a magnet scan programme (m/z 50 to 550;
0.5 s/decade), using GC programme a. The aliphatic fractions were analysed using a single ion monitoring (SIM) programme (SIRV_INCD), using GC programme b: (m/z 177, 183,

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191, 205, 217, 218, 231.11, 231.21, 253, 259). The aliphatic fractions were also analysed using two metastable reaction monitoring (MRM) programmes, using GC programme b:

MRM_HOPS: m/z 370, 384, 398, 412, 426, 440, 454, 468, 482? 191.

MRM_STER: m/z 358, 372, 386, 400, 414? 217; 414? 231.

2.8   ORGANIC PETROLOGY

The samples were prepared as polished mounts using standard techniques and stored in a vacuum desiccator prior to analysis to minimise any oxidation effects.

2.8.1 FAMM Analyses

The FAMM (`fluorescence alteration of multiple macerals') analytical technique was developed by CSIRO Petroleum to provide an objective and accurate method of determining the thermal maturity of petroleum source rocks, including those containing vitrinite that exhibits suppressed or enhanced reflectance.

FAMM results, expressed as `equivalent vitrinite reflectance' (EqVR) values, are free from the effects that hydrogen content exerts on measured vitrinite reflectance (VR). Perhydrous vitrinites exhibit suppression of reflectance by comparison with orthohydrous vitrinites, whereas subhydrous vitrinites exhibit enhancement of reflectance.

The FAMM methodology has been described by Wilkins et al. (1992;1995). The chemical basis of fluorescence alteration has been discussed in the literature (Lin and Davis, 1988; Davis et al., 1990; Pradier et al., 1990 and 1991). The application of FAMM to resolve problems due to complexities in stratigraphy, structure and organic matter (OM) populations (including reworking, cavings and drilling mud additives) for SE Asian samples has been discussed by Wilkins et al. (1997). More recent developments in FAMM methodology and interpretations, including a discussion on oxidation effects, are presented in Wilkins et al.
(1998).

In the present study, a custom-built, fibre optics-based laser microprobe (488 nm wavelength) was used to collect the fluorescence data at a fixed wavelength, corresponding to that of the general peak of fluorescence emission intensity (i.e. 620-630 nm). The fluorescence alteration data are obtained by measuring the change in fluorescence intensity with time, from a focused ~2 ?m diameter laser spot on the surface of each analysed maceral grain over a period of 400 seconds. The fluorescence alteration

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

ratio is the ratio of the final intensity (F(400)) to initial intensity (F(o)). The alteration data for grains of liptinite, vitrinite and inertinite group macerals, where present, are plotted on a `fluorescence alteration diagram' (Fig. 1a). In this diagram F(400), which is primarily controlled by the OM type, is plotted against the fluorescence alteration ratio, which, for a given OM type, is primarily controlled by the thermal maturity.

[FLUORESCENCE ALTERATION RATIO LINE GRAPH]

Figure 1a: Fluorescence alteration diagram showing the `normal' calibration curve and suppression/enhancement iso-correction lines based on a suite of Indonesian Tertiary coals and source rocks.

Central to the FAMM technique is a calibration derived from well-characterised, `normal' (`orthohydrous') telovitrinites which plot on or close to a sub-vertical line on the diagram (Fig. 1a). This J-shaped curve represents vitrinites for which EqVR=VR and its lateral position may vary slightly for different geological provinces due to basic differences in precursor flora (Wilkins et al., 1998); however, the position of the horizontal iso-EqVR lines remains constant. Figure 1a shows the `normal' vitrinite curve and corresponding suppression iso-correction curves for 400s fluorescence alterations based on a suite of Indonesian Tertiary coals (Teerman et al., 1995). In the present study the Tertiary calibration has been employed.

Fluorescence alteration data from hydrogen-poor macerals (i.e. subhydrous vitrinite and most inertinite) plot to the left of the `normal' vitrinite line; hydrogen-rich macerals (i.e. liptinite and perhydrous vitrinite) plot to the right. This enables identification of perhydrous vitrinite, which is associated with VR suppression, and subhydrous vitrinite, which is associated with VR enhancement. The `normal' vitrinite line is calibrated in

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
units of `mean random vitrinite reflectance in oil' (Rm(o)%). Mean maximum reflectance in oil (Rmax(o)%) = 1.066 x Rm(o)% for the 0.4%-1.2% reflectance range (Ting, 1978).

For samples containing a suite of iso-metamorphic inertinite, vitrinite and liptinite, fluorescence alteration data, in general, plot on or near, a parabolic curve (multimaceral curve) on fluorescence alteration diagrams. The EqVR for an orthohydrous vitrinite population can be determined from the intersection between the multimaceral curve and the normal vitrinite curve. For samples having EqVRs <0.9%, containing perhydrous or subhydrous vitrinites, the EqVR is generally read from the horizontal tangent to the multimaceral curve. For samples having EqVRs >0.9% containing perhydrous or subhydrous vitrinites and for samples where multimaceral curves are poorly constrained or cannot be drawn, EqVR is generally determined from the mean fluorescence alteration ratio of the indigenous vitrinite population. In the present study the values read from multimaceral curves are similar to those determined from the position of the average vitrinite. Where there are slight differences the values from the average vitrinite are reported, to facilitate more direct comparisons with the VR data.

As a cross-check of the EqVR values approximate corrections to measured VR values can be made from the plotted position of vitrinite on fluorescence alteration diagrams. For example, vitrinite plotting on the +0.2% line would require a correction of 0.2% (absolute) to be added to the VR to compensate for VR suppression. In the FAMM method however the thermal maturity is determined from the EqVR value, rather than the `corrected VR' as the corrections are estimated values.

2.8.2 Conventional Organic Petrology

For VR and maceral analyses, reflected white light and incident conventional fluorescence excitation were employed, with the use of oil immersion on the samples.

Organic matter abundances were determined by visual estimation and are presented as percentages by volume of the total sample in Table 10 and Appendix R. The following ranges of volume percentages apply to the abundance classes used:

ABUNDANCE CLASS                              VOLUME %
---------------                              --------
rare                                         <0.1
sparse                                       0.1-0.5
common                                       >0.5-2
abundant                                     >2-10
major                                        >10

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Where possible, at least 25 VR measurements (Rm(o)%) were made on each sample.
The measurements were taken at random orientation of the vitrinite phytoclasts, in nonpolarised light (cf. `maximum VR', which is measured in plane polarised light via stage rotation). Zeiss equipment was employed and an interference filter having a passband peak of 546 nm was used. The photometer was mainly calibrated against a synthetic garnet standard of 0.92% reflectance. The samples were measured with an immersion oil having a refractive index of 1.518 at 23(degrees)C +/-1(degree)C.

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3 RESULTS AND DISCUSSION

All of the gas chromatograms and mass chromatograms referred to in the text are provided in Appendices B to Q, with peak identifications in Appendix A.

3.1 TOTAL ORGANIC CARBON AND ROCK EVAL DATA

Fourteen fine-grained samples (mudstones) from Moose-1 ST1 were analysed for their content in total organic carbon (TOC) and by Rock Eval pyrolysis (Table
3). Most samples (11) have TOC values between 0.8-1.2%, and only one has a TOC
<0.5%. Rock Eval data suggest oil-window maturities and type III organic matter, with little liquid hydrocarbon generation potential, as shown by hydrogen indices of 105-155 mg/g for all but two of the samples. One of the exceptions (811 m) has a very small S(2) peak, despite a reasonable TOC (1.1%), indicating that most of the organic carbon in this sample is refractory and non-generative. The most prospective sample is 968-971 m, which has a hydrogen index of 217 mg S(2) / g TOC. Production indices vary between 0.11 and 0.29, consistent with the rocks having reached the oil-generative window. T(max) data for these samples mostly vary from 442-448(Degrees) C, corresponding to a vitrinite reflectance of ca. 0.7-0.9% when applying a correlation for type III organic matter established by Teichmuller and Durand (1982). The T(max) value of the 968-971 m sample is somewhat lower (432(Degrees)C), probably due the different kerogen type of this sample.

3.2 EXTRACTABILITY

Extractability data are expressed as extractable organic matter (EOM) ppm of rock (= (Mu)g EOM / g rock) (Table 4). Widely varying amounts of EOM were recovered from the samples. The 686.2 m sample (Soxhlet extract) contains 1,342 ppm, whereas ultrasonication of this sample produced very little EOM (2 mg). This indicates that most of the extractable hydrocarbons in this sample reside deep within the limestone matrix (analysed by crushing and Soxhlet extraction), rather than in the open porosity or on any fracture surfaces (easily accessible during ultrasonication). The Aus-Tex additive is very extractable (>10%). The mudstone samples have extractabilities between 441 and 1,629 ppm (Table 4).

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Table 3: Total organic carbon and Rock Eval data.

  CSIRO          TOC      T(max)    S(1)     S(2)     S(3)     S(1)+S(2)
  code          (%)   ((Degree)C)  (mg/g)   (mg/g)   (mg/g)     (mg/g)     S(2)/ S(3)     PI        HI    OI
-------------   ----  -----------  ------   ------   ------   ----------   ----------    ----      ---    ---
811.0 m         1.11       nd       0.04     0.10     0.05       0.14         2.00       0.29        9      5
820.0 m *       0.55      442       0.13     0.85     0.08       0.98        10.63       0.13      155     15
861.0 m         0.84      444       0.15     1.29     0.11       1.44        11.73       0.10      154     13
870.0 m         0.80      443       0.22     1.12     0.09       1.34        12.44       0.16      140     11
880.0 m         0.94      444       0.41     1.34     0.07       1.75        19.14       0.23      143      7
890.0 m         0.51      444       0.08     0.54     0.16       0.62         3.38       0.13      106     31
901.0 m         0.28       nd         nd       nd       nd         nd           nd         nd       nd     nd
909.0 m         1.13      443       0.25     1.45     0.08       1.70        18.13       0.15      128      7
920.0 m *       0.93      445       0.15     0.99     0.14       1.14         7.07       0.13      106     15
930.0 m         0.90      445       0.16     0.98     0.18       1.14         5.44       0.14      109     20
937.0 m         0.89      455       0.15     0.94     0.16       1.09         5.88       0.14      106     18
950.0 m         0.92      448       0.12     0.97     0.22       1.09         4.41       0.11      105     24
960.0 m         0.99      444       0.15     1.13     0.84       1.28         1.35       0.12      114     85
968-971.0 m *   1.08      432       0.91     2.34     2.19       3.25         1.07       0.28      217    203

TOC = total organic carbon; PI = production index (S(1) / S(1) + S(2)); HI = hydrogen index (mg S(2) / g TOC); OI = oxygen index (mg S(3) / g TOC); nd = not determined. * = the three samples selected for more detailed geochemical characterisation.

Table 4: Extractability and gross compositional data.

                 Extract               Asph.                  Polars   Aliph./  HCs /
                  recov-   Extract    recov-  Aliph.  Arom.     +       arom.   Polars
                   ered    (ppm of     ered     HCs    HCs     Asph.     HC       +
CSIRO code         (mg)     rock)      (%)     (%)     (%)     (%)      ratio   Asph.
-------------    -------  ---------   ------  ------  -----  -------   -------  ------
675.1 m             19         nd       nd       nd     nd      nd        nd       nd
686.2 m              2         nd       nd       nd     nd      nd        nd       nd
686.2 m Sox        155      1,342       nd       nd     nd      nd        nd       nd
727 m              348         nd       nd     92.4    5.1     2.5      18.0     39.0
759.5-759.6 m       32         nd       nd     61.7   23.2    15.1       2.7      5.6
809.7 m              3         36       nd       nd     nd      nd        nd       nd
840 m               46         nd       nd     75.8   11.3    12.9       6.7      6.8
Diesel (tank)       nd         nd       nd     85.6   12.4     1.9       6.9     51.4
Aus-Tex          4,676    102,481      8.6     48.4   17.3    34.3       2.8      1.9
820 m               46        441       nd     33.5   37.9    28.6       0.9      2.5
920 m               48        476       nd     36.7   33.3    30.0       1.1      2.3
968-971 m           87      1,629       nd     26.5   21.2    52.4       1.3      0.9

Asph = asphaltenes; Alip. = aliphatic; Arom. = aromatic; HC = hydrocarbon:
Polars = polar compounds eluted during column chromatography. The fraction (Polars + Asph.) is the sum of the recovered asphaltenes (if any) and recovered polar compounds; nd = not determined. Note that quantitation of hydrocarbon fractions are partially affected by evaporation loss, and quantitation of asphaltenes and polar compounds are affected by partial recovery of these fractions.

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3.3 EXTRACT GROSS COMPOSITIONS

Extract gross compositions are shown in Table 4. The yield of recovered asphaltenes from the precipitation procedure for Aus-Tex is 8.6% of the total extract. For other samples, only total polar compounds were quantified. The 727 m sample is highly aliphatic (aliphatic / aromatic hydrocarbon ratio = 18). Two other oil show samples contain 13-15% polar compounds and more than 60% aliphatic hydrocarbons. The diesel is polar-lean (<2%) and dominantly aliphatic (aliphatic / aromatic hydrocarbon ratio = 6.9), whereas the Aus-Tex is much more polar (34.3%) and has a greater relative content of aromatic hydrocarbons (aliphatic / aromatic hydrocarbon ratio = 2.8). The three mudstone samples have near unity aliphatic / aromatic hydrocarbon ratios (0.9-1.3) and much greater polar compound contents than the oil show samples (28-52%).

3.4 OVERALL CHARACTER OF ALIPHATIC AND AROMATIC HYDROCARBON FRACTIONS, INCLUDING N-ALKANE DISTRIBUTIONS

The overall character of the aliphatic and aromatic hydrocarbon fractions is best judged from the GC traces (Appendix *1) and the TICs (Appendix *2). These show considerable variation throughout the sample set, mainly due to the presence / absence and extent of an Unresolved Complex Mixture (UCM) or "hump". A UCM of varying amount is present in both aliphatic and aromatic hydrocarbon fractions of many samples. To provide an approximate method of quantifying this, two UCM / n-alkane ratios were calculated from peak heights measured in GC traces of total EOM (aliphatic HC fractions of the three mudstone samples), excluding the effects of the baseline bleed. These ratios were measured at the position of the C(17) and C(27) n-alkanes (Table 5). Where no n-alkanes could be clearly distinguished in the GC trace, a small, nominal value was assigned, based on abundances in mass chromatograms.

n-Alkanes are the most abundant class of compounds in most of the samples, and their distribution (Fig. 2) defines the overall molecular weight distribution of each sample.

The diesel has an n-alkane molecular weight distribution that maximises at n-C(16), with significant amounts of n-alkanes from n-C(8) to n-C(25) (Fig. J1). Hardly any n-alkanes > n-C(29) are present. The UCM/n-C(17) ratio is low (<0.01) because only a slight UCM is present at this molecular weight range. The UCM/n-C(27) ratio is higher (0.2 to 0.7) and variable due to the very low content of n-C(27) in the diesel (Table 5). There is a distinct UCM in the aromatic hydrocarbon fraction, which is dominated by alkylnaphthalenes, alkylphenanthrenes and alkyldibenzothiophenes (Fig. J2).

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Table 5: General molecular data and aliphatic hydrocarbon parameters.

                    UCM      UCM                                                        n-C(31)
                     /       /                Pr /     Ph /     CPI    CPI2   n-Alkane   /         Wax
CSIRO code        n-C(17)  n-C(27)   Pr/Ph   n-C(17)  n-C(18)  22-32   26-28   maxima   n-C(19)   Index
-------------     -------  -------   -----   ------- --------  -----   -----  --------  -------   -----
530 mt             0.17     1.71     1.19     0.27     0.28      nd    0.86       16       nd      32.7
675.1 m            0.03     0.44     1.26     0.33     0.28      nd    0.69       17       nd     145.7
686.2 m            0.06     1.80     1.10     0.27     0.28      nd    0.76       17       nd      50.2
686.2 m Sox        0.07     0.44     1.19     0.26     0.26      nd      nd       17       nd        nd
727 m              0.10       75     1.93     0.46     0.30      nd      nd       17       nd        nd
759.5-759.6        0.05     0.31     1.12     0.26     0.28    0.92    0.96       17     0.02      10.4
m
809.7 m            0.08     0.90     1.37     0.26     0.21    1.00    1.02       20     0.06       6.7
840 m              0.06     0.22     1.10     0.27     0.29    0.93    0.81       16    0.002      41.1
Diesel             0.04     0.67     1.75     0.38     0.26    0.92    0.71       16    0.000      69.0
(tank)                                                                                      2
Diesel (line)      0.06     0.20     1.80     0.31     0.23      nd      nd       16       nd        nd
Aus-Tex            0.07       nd     0.83     0.40     0.44    0.99    1.11       28     1.10       0.4
Shell grease,      >100     >100       nd       nd       nd      nd      nd       nd       nd        nd
gun
Shell grease,      >100     >100       nd       nd       nd      nd      nd       nd       nd        nd
pipe dope
820 m              0.05     0.07     3.03     0.84     0.25    1.06    1.06       19     0.01       8.8
920 m              0.06     0.05     2.75     1.70     0.59    1.16    1.22       23     0.10       3.4
968-971 m          0.03     0.06     2.09     0.75     0.39    1.18    1.31       17     0.07       3.7

UCM / n-C(17) = height of UCM at n-C(17) / height of n-C(17) (measured in GC traces); UCM / n-C(27) = height of UCM at n-C(27) / height of n-C(27) (measured in GC traces); Pr = pristane; Ph = phytane. Pr/Ph, Pr/n-C(17) and Ph/n-C(18) measured in GC traces, other ratios measured in m/z 85 mass chromatograms. CPI = Carbon Preference Index. nd = not determined.

             ?     2 * (C(23) ? C(25) ? C(27) ? C(29) ? C(31))    ?
CPI(22?32) ? ? -------------------------------------------------- ?
             ? C(22) ? 2 * (C(24) ? C(26) ? C(28) ? C(30) ? C(32) ?

                ?   2 ? C(27)   ?                  ?  C(21) ? C(22) ?
CPI 2 (26?28) ? ? ------------- ?    Wax Index = ? ? -------------- ?
                ? C(26) ? C(28) ?                  ?  C(28) ? C(29) ?

Many of the oil show samples have overall distinct similarities to the diesel. These include 530 m from Moose-1 (the open-hole slurry; Fig. B1), which has a very similar n-alkane distribution. This sample has a larger UCM hump, with higher UCM/n-C(17) and UCM/n-C(27) ratios, than the diesel, which is interpreted to be due to greater biodegradation of this sample. Other oil show samples from Moose-1ST1 that are similar to diesel (with respect to the n-alkane distribution and the size of the UCM) include 675.1 m (Figs C1), 686.2 m (Figs C1, D1), 759.5 m (Fig. G1) and to some extent 840 m (Fig. I1). The 686.2 m sample was ultrasonicated and Soxhlet extracted, and these two analytical approaches showed very similar n-alkane distributions, so only the

CSIRO Petroleum       InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 26

                              [PERFORMANCE GRAPH]

Figure 2: Normalised n-alkane profiles of samples.

ultrasonicated sample was analysed in more detail. The 840 m includes a peak co-eluting with n-C(22), which is not present in the diesel.

The Aus-Tex has a quite different molecular weight distribution (maxima = n-C(28)) and UCM profile (Fig. L1), and is characterised by unusually high abundances of some polycyclic aromatic hydrocarbons (PAH; phenanthrene, fluoranthene, pyrene, chrysene, benzofluoranthene, benzopyrene, and dibenzochrysene, and related isomers; Fig. L2). These PAH serve as a marker for a contribution of Aus-Tex to oil shows, even though no oil show samples have a similar n-alkane distribution as the Aus-Tex. Similar PAH as in Aus-Tex are apparent in the oil show samples 686.2 m and 759.5-759.6 m.

The 727 m oil show sample contains some n-alkanes, which have a similar distribution as diesel (Fig. F1), but is characterised by a very marked high molecular weight UCM hump (UCM/n-C(27) =75). No other oil shows have this distribution, but two grease samples (pipe dope and grease gun) have no n-alkanes and a very marked UCM at a similar high molecular weight (Figs M1 and N1).

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

The 809.7 m oil show sample contains n-alkanes with a maxima at n-C20, and also has peaks near the elution position of n-C(22) and n-C(24) which are not present in the diesel. The n-alkane distribution distinguishes this sample from diesel (Fig. 2).

The three mudstone samples in Moose-1ST1 have higher n-alkane molecular weight maximas than the oil show samples or the diesel (Fig. 2; 17-23). The mudstone samples have virtually no UCM hump in either the aliphatic or aromatic hydrocarbon fractions.

Thus, based on overall distributions, the oil shows in Moose-1 and Moose-1ST1 have the following gross origins (Table 6). Note that later in the report this assignment is further refined.

Table 6: Preliminary origin of oil shows, based on overall and gross distributions.

CSIRO code               Description                               Origin
----------               -----------                               ------
530 m                 brown slurry                     Diesel, minor biodegraded component

675.1 m               suspected oil show               Diesel

686.2 m               suspected oil show               Diesel, mix of Aus-Tex (minor)

727 m                 suspected oil mixed with         Minor diesel and major biodegraded component,
                      water                            possibly a grease (pipe dope or grease gun??)

759.5-759.6 m         suspected oil show, oil/water    Diesel, mix of Aus-Tex (minor)
                      wet sample

809.7 m               suspected oil show               Natural oil show, slightly biodegraded. Some
                                                       contribution of diesel is possible.

840 m                 water with oil                   Natural oil show, slightly biodegraded. Some
                                                       contribution of diesel is possible.

3.5 N-ALKANE AND ISOPRENOID PARAMETERS

Aliphatic hydrocarbon parameters are given in Table 5. All the oil shows that contain n-alkanes (except 809.7 m) and the diesel have minor even carbon number n-alkane predominance over the C(22)-C(32) range, as measured by the CPI(22)-(32), but this predominance is more marked over the C(26)-C(28) range, as measured by the CPI(26)-(28) (Fig. 3). This distribution is consistent with derivation of the diesel and the oil shows from a calcareous source. In contrast, the fine-grained samples have slight odd predominance in the high molecular weight n-alkanes, and thus plot closer to many of the Subu samples. This indicates that the fine-grained samples contain a contribution from terrestrial organic matter.

CSIRO Petroleum       InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 28

                                    [CHART]

Figure 3: Cross-plot of two carbon preference indices (defined in Table 5).

The Pr/Ph ratios of the oil shows mostly varies between 1.1 and 1.4, and are lower than for the diesel (~1.8) and the fine-grained samples (2.1-3.0). One oil show sample (727 m) has a higher Pr/Ph ratio (1.9), more similar to the diesel. The Aus-Tex has a lower Pr/Ph ratio than the other samples (Table 5). Isoprenoid/alkane ratios are similar for the diesel and the oil shows, but are mostly higher for the fine-grained samples, consistent with the latter being less thermally mature than the diesel or the oil shows.

3.6 INTRA N-ALKANE PEAKS IN EOM

In addition to using ratios, similarities and dissimilarities between the diesel and the oil shows can be demonstrated by examination of the low abundance peaks that elute between n-C(13) and n-C(16) (Fig. 4). Using this method, and particularly the correlation lines

CSIRO Petroleum       InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 29

                                    [CHART]

Figure 4a: Partial gas chromatographs for the n-C(13) and n-C(16) range, comparing diesel with oil show samples 675.1 m, 686.2 m and 727 m (total EOM). iC15 and iC16 are acyclic C(15) and C(16) isoprenoids, 2MPD =
2-methylpentadecane, other significant peaks are numbered. Lines indicate relative abundances between selected compounds.

CSIRO Petroleum       InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 30

                                    [CHART]

Figure 4b: Partial gas chromatographs for the n-C(13) and n-C(16) range, comparing diesel with oil show samples 759.5-759.6 m, 809.7 m and 840 m (total
EOM). iC15 and iC16 are acyclic C(15) and C(16) isoprenoids, 2MPD = 2-methylpentadecane, other significant peaks are numbered. Lines indicate relative abundances between selected compounds.

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 31
between pairs of compounds, shows that the diesel is very similar to the oil shows from 675.1 m, 686.2 m, 759.5-759.6 m and 840 m. These similarities include the dominance of the C(16) isoprenoid, the low abundance of peaks 22 and 27, and peak 1 being greater than peak 3. Oil show 727 m also has many similarities to diesel, but it also contains a very large peak eluting between peaks 20 and 21, and much larger peaks 22 and 27 than in the diesel (Fig. 4a). For these reasons, it is likely that the oil show 727 m contains both diesel and another component.

The sample differing the most from the diesel is 809.7 m. In this sample the C(16) isoprenoid is a less dominant peak, peak 27 is very large, peak 3 is greater than peak 1, and there is an additional large peak eluting between iC15 and peak 10 (Fig. 4b). These data support the conclusion from the overall distribution of compounds in this oil show, which is that the 809.7 m oil show is not strongly affected by diesel and is the closest to a genuine oil signature in Moose-1ST1.

Interestingly, based on overall composition oil show sample 840m appears quite dissimilar to diesel, but has a similar n-C(13) and n-C(16) range profile (Fig.
4b). This suggests that diesel, which is recognised to be a contributor to this sample (Table 5), is dominant in this molecular weight range.

3.7 ALKYLCYCLOHEXANES AND METHYLALKYLCYCLOHEXANES

The distribution of alkylcyclohexanes in the sample set follows that of the n-alkanes very closely (see Appendix Figure *5). For example, sample 809.7 m has a higher molecular weight maxima for alkylcyclohexanes than the other oil show samples or the diesel, and this is also the case of the n-alkanes (Fig. 3). Alkylcyclohexanes are relatively more abundant in the three finer-grained samples than in the oil show samples. Methylalkylcyclohexanes have a low abundance in all samples.

3.8 TERPANES

Terpane distributions are summarised in Tables 7a-f. These biomarkers enable source and maturity-related information to be deduced, as well as specific oil-oil correlations to be made. For example, additional contributions of natural crude oil to the oil shows that are predominantly diesel can be recognised.

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 32

Table 7a: Terpane parameters (part a).

  CSIRO      Drim./   C(15)BS/   C(14) BS/    19NIP/     IP/        19NIP/          IP/       C(26)/C(25)    C(23) tri./
  code        HD        D+HD       D+HD      C(30)? ?  C(30)? ?    C(23) tri.    C(23) tri.      tri.          C(30)? ?
--------     -----    --------   ---------   --------  --------    ----------    ----------   ------------   -----------
Calc.        S123       S123       S123        S191      S191        S191          S191           S191          S191

530 m        0.50       0.42       n.d.        n.d.      n.d.        n.d.          n.d.           1.16          0.09

675.1 m      0.59       0.37       n.d.        n.d.      n.d.        n.d.          n.d.           0.66          1.33

686.2 m      0.24       0.18       n.d.        n.d.      n.d.        n.d.          n.d.           0.81          0.30

727 m        1.17       0.80       n.d.        n.d.      n.d.        n.d.          n.d.           1.68          0.02

759.5-7      0.67       0.38       n.d.        n.d.      n.d.        n.d.          n.d.           0.87          0.14
59.6 m
809.7 m      0.27       0.22       n.d.        0.35      0.22        1.32          0.84           0.95          0.27

840 m        0.63       0.48       n.d.        n.d.      n.d.        n.d.          n.d.           0.88          1.94

Diesel       1.47       0.71       0.17        n.d.      n.d.        n.d.          n.d.           0.46           260
(tank)
Aus-Tex      1.05       0.32       n.d.        n.d.      n.d.        n.d.          n.d.           1.56          0.01

820 m        0.33       0.92       0.41        0.03      0.02        3.35          2.65           1.22          0.01

920 m        0.47       0.56       0.35        0.08      0.06        9.15          6.67           1.07          0.01

968-971      0.51       0.54       0.25        0.06      0.05        1.80          1.63           1.18          0.03
m

Terpane abbreviations are listed in Table A1.

Drim./HD = drimane/homodrimane; C(15)BS/D+HD = rearranged C(15) bicyclic sesquiterpanes/(drimane + homodrimane); C(14) BS/ D+HD = C(14) bicyclic sesquiterpanes/(drimane + homodrimane); 19NIP/C(30)? ? = 19NIP =
4?(H)-19-isopimarane/C(30)? ? hopane; IP/C(30)? ? = isopimarane/C(30)? ? hopane; 19NIP/C(23) tri. = 19NIP = 4?(H)-19-isopimarane/C(23) tricyclic terpane; IP/C(23) tri. = isopimarane/C(23) tricyclic terpane; C(26)/C(25) tri. = C(26)/C(25) tricyclic terpanes; C(23) tri./ C(30)? ? = C(23) tricyclic terpane/C(30)? ? hopane. Calc. = method used to calculate ratio: S123 = peak area in m/z 123 mass chromatogram, S191 = peak area in m/z 191 mass chromatogram; nd = not determined.

Table 7b: Terpane parameters (part b).

 CSIRO      C24 tet.    C(23)/C(21)   C(23)-(26)/     C(24) tet.    C(24)/C(24)      C(19)/C(19)               Ts/(Ts+      Tm/
 code      /C(30)? ?       tri.       C(19)-(21)      /C(23) tri.   +C(23) tri       +C(23) tri     Ts/Tm        Tm)       C(27)?
-------    ---------    -----------   -----------    ------------   -----------      -----------    ------     -------    -------
Calc.        S191        S191            S191           S191            S191            S191           M           M        M

530 m        0.07         2.5            1.99           0.79            0.44            0.21          1.7        0.64       17

675.1 m      0.43         1.7            0.92           0.32            0.24            0.37          2.0        0.66      n.d.

686.2 m      0.13         1.4            0.73           0.43            0.30            0.50          1.6        0.62       12

727 m        0.04         6.4           16.06           1.83            0.65            n.d.          1.8        0.64      n.d.

759.5-7      0.04         1.3            0.64           0.28            0.22            0.46         1.01        0.50        9
59.6 m
809.7 m      0.51         1.6            1.06           1.90            0.66            0.28          1.2        0.55       18

840 m        0.52         1.5            0.73           0.27            0.21            0.47          1.6        0.61       11

Diesel         68         1.3            0.71           0.26            0.21            0.38          2.3        0.70       11
(tank)
Aus-Tex      0.01         1.3            1.61           1.16            0.54            0.33         0.98        0.50        8

820 m        0.05        0.97            0.44            5.4            0.84            0.79         0.79        0.44       24

920 m        0.05        0.66            0.20            5.3            0.84            0.87         0.68        0.41       19

968-971      0.07        1.10            0.50            2.0            0.67            0.69         0.85        0.46       15

m

Terpane abbreviations are listed in Table A1.

C(24) tet / C(30)? ? ?? ?C(24) tetracyclic terpane/C(30)? ? hopane; C(23)/C(21)
tri. = C(23)/C(21) tricyclic terpanes; C(23)-(26) / C(19)-(21) = C(23)-(26)
/C(19)-(21) tricyclic terpanes; C(24) tet. / C(23) tri.= C(24) tetracyclic terpane/C(23) tricyclic terpane; C(24)/C(24)+C(23) tri = C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane); C(19)/C(19)+C(23) tri = C(19) tricyclic terpane/(C(19) tricyclic terpane + C(23) tricyclic terpane). Calc. = method used to calculate ratio: S191 = peak area in m/z 191 mass chromatogram, M = peak area in metastable reaction monitoring chromatogram; nd = not determined.

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 33

Table 7c: Terpane parameters (part c).

                       C(29)Ts/                                                       C(29)        C(29)           C(30)
CSIRO       C(29)Ts/   C(29)Ts+   C(30)*/    C(29)*/    C(30)*/    C(30) Section/    25-nor/     ? ? ??? ?     ? ? ??? ?
code        C(29)??    C(29)? ?   C(29)Ts    C(29)? ?   C(30)? ?      C(30)? ?        C(29)? ?      ???)          ???)
----        -------    --------   -------    -------    --------   --------------    ---------   ---------     ---------
Calc.           M        M          M          M           M            M               M           M              M

530 m         0.19      0.16       0.10       0.02        0.03         n.d.            0.02        0.94           0.94

675.1 m       0.18      0.15       n.d.       n.d.        n.d.         n.d.            n.d.        0.97           0.94

686.2 m       0.24      0.20       0.19       0.08        0.04         n.d.            n.d.        0.93           0.92

727 m         0.20      0.17       n.d.       n.d.        n.d.         n.d.            n.d.        0.95           0.95

759.5-7       0.25      0.20       0.45       0.20        0.06         n.d.            n.d.        0.89           0.92
59.6 m
809.7 m       0.43      0.30       0.71       0.19        0.62         0.21            n.d.        0.88           0.75

840 m         0.22      0.18       0.21       0.10        0.05         n.d.            n.d.        0.94           0.91

Diesel        0.26      0.20       n.d.       n.d.        n.d.         n.d.            n.d.        0.95           0.94
(tank)
Aus-Tex       0.21      0.18       0.48       0.25        0.05         n.d.            0.03        0.89           0.92

820 m         0.36      0.26       0.50       0.12        0.09         n.d.            n.d.        0.86           0.90

920 m         0.24      0.19       0.64       0.11        0.09         n.d.            n.d.        0.85           0.88

968-971       0.28      0.22       0.56       0.12        0.09         n.d.            n.d.        0.88           0.91

m

Terpane abbreviations are listed in Table A1.

C(29)Ts/C(29)? ? ?? ?C(29)Ts/C(29)? ? hopane; C(29)Ts/C(29)Ts+C(29)? ? =
?C(29)Ts/(C(29)Ts+C(29)? ? hopane); C(29)*/C(29)? ? = C(29)*/C(29)? ? hopane;
C(30)*/C(30)? ? = C(30)*/C(30)? ? hopane;C(30)Section/C(30)ab =
C(30)Section/C(30)? ? hopane; C(29) 25-nor/C(29)? ? = C(29) 25-norhopane/C(29)?
? hopane; C(29) ? ? ??? ? ? ? ? ) = C(29) hopanes ? ? ??? ? ? ? ? ); C30 ? ? ???
? ? ? ? ) = C(30) hopanes ? ? ??? ? ? ? ? ).

Calc. = method used to calculate ratio: S191 = peak area in m/z 191 mass chromatogram, M = peak area in metastable reaction monitoring chromatogram; nd = not determined. (Deggars) = MRM data.

Table 7d: Terpane parameters (part d).

             C(31)? ? ?   C(32)? ?      C(33)? ?   % C(31)  % C(32)  % C(33)  % C(34)   % C(35)     C(35)/
 CSIRO        22S/(22      22S/(22      22S/(22      homo-    homo-    homo-    homo-     homo-     (C(35)+
  code        S+22R)       S+22R)        S+22R)      hops     hops     hops     hops      hops       C(34)
----------   ----------   --------      --------   ------   -------  -------  -------   -------     -------
Calc.            M           M             M        S191      S191     S191     S191     S191        S191

530 m          0.59        0.62           0.63        36        21       17       13       13        0.51

675.1 m        0.58        0.57           0.56        46        25       14        8        7        0.48

686.2 m        0.57        0.59           0.59        44        24       15        9        9        0.49

727 m          0.57        0.59           0.60        34        21       18       12       15        0.55

759.5-7        0.58        0.55           0.56        45        27       16        8        4        0.36
59.6 m
809.7 m        0.58        0.51           0.64        46        25       12        8        9        0.53

840 m          0.53        0.60           0.59        38        24       16       11       10        0.46

Diesel         0.52        0.63           0.51       100       n.d.     n.d.    n.d.     n.d.        n.d.
(tank)
Aus-Tex        0.57        0.56           0.57        36        26       18       12        9        0.42

820 m          0.59        0.59           0.60        48        30       13        7        3        0.28

920 m          0.59        0.58           0.61        53        26       13        7        2        0.23

968-971        0.57        0.58           0.60        47        26       14        8        4        0.32

m

Terpane abbreviations are listed in Table A1.

C(31)? ? ?22S/(22S+22R) = C(31)? ? hopanes (22S/(22S+22R));
C(32)???22S/(22S+22R) = C(32)? ? hopanes (22S/(22S+22R)); C(33)???22S/(22S+22R)
= C(33)? ? hopanes (22S/(22S+22R)); % C(31) homo-hops = C(31) homohopanes, as % of total (C(31) to C(35)) homohopanes, etc; C(35)/(C(35)+C(34)) = C(35)? ?
hopanes/(C(35)? ? hopanes+C34? ? hopanes).

Calc. = method used to calculate ratio: M = peak area in metastable reaction monitoring chromatogram; nd = not determined.

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 34

Table 7e: Terpane parameters (part e).

                 Homo-     Olean-a      Gamm-       C(30)      C(27)    28,30-    29,30-    28,30-     C(29)? ?
  CSIRO          hops/       ne/       acerane     30-nor/     hops/     BNH/      BNH/      BNH/      /C(30)? ?
  code          C(30)? ?   C(30)? ?    /C(30)? ?   C(30)? ?  C(30)? ?  C(30)? ?  C(30)? ?     Ts         hops
----------      --------   --------    ---------   --------  --------  --------  --------   ------    ---------
Calc.             S191       S191         M           M        S191       M         M         M         S191

530 m              3.5       0.23        0.05        0.18      0.36      0.03      0.09      0.04       1.06

675.1 m            2.0       n.d.        0.08        0.19      0.67      n.d.      0.12      n.d.       1.14

686.2 m            1.9       n.d.        0.16        0.10      0.45      n.d.      0.06      n.d.       0.84

727 m              4.0       n.d.        0.04        0.19      0.36      n.d.      0.10      n.d.       1.08

759.5-7            0.9       0.06        0.23       0.004      0.17      n.d.      0.02      n.d.       0.48
59.6 m
809.7 m            1.3       0.01        0.08        0.14       1.8      0.06      0.08      0.03        1.9

840 m              1.6       0.03        0.17        0.07      0.48      n.d.      0.07      n.d.       0.71

Diesel            n.d.       n.d.        n.d.        0.15       8.4      0.06      0.29      0.02        3.9
(tank)
Aus-Tex            1.4       0.06        0.24        0.02      0.21     0.005      0.02      0.02       0.44

820 m              1.3       n.d.        n.d.        n.d.      0.33      0.02      0.02      0.08       0.50

920 m              1.1       n.d.        n.d.        n.d.      0.34      0.03      0.01      0.13       0.55

968-971            1.2       n.d.        n.d.        n.d.      0.36      0.01      0.01      0.05       0.60
m

Terpane abbreviations are listed in Table A1.

Calc. = method used to calculate ratio: S191 = peak area in m/z 191 mass chromatogram, M = peak area in metastable reaction monitoring chromatogram; nd = not determined. (Double Dagger) value probably affected by co-elution.

Table 7f: Terpane parameters (part f).

                 C(31)? ?/     C(29) ster.      C(31) 2? Me/       C(32) 2? Me/         C(33) 2? Me/
                C(30)? ? ??    C(29)? ? ??      (C31 2? Me+      (C(32) 2? Me+        (C(33) 2? Me+
CSIRO code        hopanes        hopanes          C(30)? ?           C(31)? ?             C(32)? ?
-------------   -----------    -----------      ------------     --------------       --------------
Calc               S191         S191,S217          S205               S205                 S205

530 m              1.25         0.23               0.82               0.55                 0.85

675.1 m            0.94         0.15               0.67               0.48                 0.79

686.2 m            0.84         0.23               0.60               0.40                 0.74

727 m              1.34         0.22               0.81               0.52                 0.86

759.5-759.6 m      0.42         0.48               0.12               0.07                 0.39

809.7 m            0.62         0.18               0.56               0.30                 0.62

840 m              0.62         0.31               0.40               0.32                 0.67

Diesel (tank)      0.51         0.10               n.d.               n.d.                 n.d.

Aus-Tex            0.50         0.78               0.18               0.13                 0.39

820 m              0.62         0.73               0.32               0.18                 0.48

920 m              0.59         0.56               0.31               0.13                 0.40

968-971 m          0.59         0.49               0.33               0.17                 0.46

Terpane abbreviations are listed in Table A1.

Calc. = method used to calculate ratio: S191 = peak area in m/z 191 mass chromatogram, S217 = peak area in m/z 217 mass chromatogram, S205 = peak area in m/z 205 mass chromatogram; nd = not determined.

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

3.8.1 Bicyclic sesquiterpanes

Bicyclic sesquiterpanes were detected using the m/z 123 mass chromatogram in all the samples (Appendix Fig. *6a). In the diesel, bicyclic sesquiterpanes included drimane (most abundant), with lesser amounts of homodrimane and rearranged C(15) bicyclic isomers (Fig. J6a). Two C(14) isomers could also be detected. Ratios based on these distributions are given in Table 7a. In contrast, most of the oil shows have bicyclic sesquiterpane distributions dominated by homodrimane, with very small amounts of C(14) isomers detected. Thus, drimane/homodrimane ratios are lower in most of the oil shows than in the diesel (Table 7a). The one exception is the 727 m oil show, which is more similar to the diesel (Fig. F6a). Aus-Tex has a slightly different bicyclic sesquiterpane distribution, with dominantly drimane and homodrimane (Fig. L6a). The mudstone samples have similar bicyclic sesquiterpane distributions to most of the oil shows, with dominant homodrimane.

These variations suggest that in most of the oil show samples the bicyclic sesquiterpanes are not primarily derived from diesel, but from another component.

3.8.2 Diterpanes

Most oil show samples and the diesel contain no detectable or very low abundance diterpanes in the m/z 123 and 191 mass chromatograms. For example, the diesel just has a very small isopimarane peak (Fig. J6b). This is in contrast to many typical Jurassic-sourced oils and solid bitumens which contain large amounts of 4?(H)-19-isopimarane, ent-beyerane and isopimarane (George et al., 2003). In this regard, the oil show sample 809.7 m is different to the diesel and the other oil show samples, because it contains a significant amount of 4?(H)-19-isopimarane, ent-beyerane and isopimarane (Fig. H6b). The 19NIP/C(30)? ? hopane and IP/C(30)? ? hopane ratios of sample 809.7 m in Moose-1ST1 (Table
7a) are similar to those of Puri-1 crude oil, and solid bitumens CN249 and CN250 from Subu-1 (George et al., 2003). This is further supporting evidence that this sample contains a genuine oil show not substantially affected by diesel. These diterpenoids are probably derived from conifer resins (Noble et al., 1985, 1986). Thus it can be concluded that sample 809.7 m was derived from a rock containing significant amounts of coniferous organic matter, which based on the Subu work may well be a Jurassic-age source rock.

The fine-grained samples from Moose-1ST1 contain low amounts of 4?(H)-19-isopimarane, ent-beyerane and isopimarane relative to hopanes, with 19NIP/C(30)? ? hopane and IP/C(30)? ? hopane ratios of 0.02-0.08 (Table 7a). However,

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

relative to tricyclic terpanes 4?(H)-19-isopimarane and isopimarane are moderately abundant. In this respect these samples are similar to the fine-grained samples from Subu. Thus, the fine-grained samples from Moose-1ST1 contain low amounts of coniferous organic matter.

3.8.3 Tricyclic and tetracyclic terpanes

All of the C(19) to C(26) (not C(22)) tricyclic terpanes and C(24) tetracyclic terpane were detected in all of the samples. The overall abundance of these terpanes could most conveniently be measured against the relative abundance of the C(30) ? ? hopane in the m/z 191 mass chromatogram (Tables 7a and 6b; C(23) tri./C(30)? ? and C(24) tet./C(30)? ?). These two ratios are very low (<0.1) in the Aus-Tex and the fine grained samples, reflecting the low relative abundance of tricyclic and tetracyclic terpanes in these samples. These ratios are very high in the diesel, due to the very low abundance of hopane in the diesel. The oil shows have variable ratios, from very low (e.g. 727 m) to moderately high (840 m). This variability is consistent with varying contributions to the oil shows of diesel and another, probably natural, component.

Two other terpane ratios [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) and C(19) tricyclic terpane/(C(19) tricyclic terpane + C(23) tricyclic terpane)] can be used to gain a broad approximation of the relative amounts of terrestrial and marine organic matter in a source rock (Preston and Edwards, 2000; George et al., 2002a). The three fine-grained samples have high ratios (>0.65; Table 6b), suggesting significant terrestrial organic matter input. In this respect they are similar to the fine-grained samples from the Subu wells (George et al., 2003). In contrast, these ratios are mostly relatively low for the diesel and the oil shows, although samples 727 m and 809.7m have high C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) ratios. A high terrestrial organic matter input in the
809.7 m sample is consistent with the presence of diterpanes in this sample, indicating coniferous organic matter. The C(26) tricyclic terpanes are not significantly more abundant than the C(25) tricyclic terpanes in samples other than 727 m (where the C(26)/C(25) tricyclic ratio >1 is caused by the evaporative profile) and in Aus-Tex (Table 7b). This is evidence against the diesel or any of the oil shows being sourced from a lacustrine source rock facies (Schiefelbein et al., 1999). The Aus-Tex contains significant amounts of C(28) and C(29) tricyclic terpanes (similar abundance as C(24) tetracyclic terpane), which although present in the oil shows, are always of lesser abundance.

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

3.8.4 Methylhopanes

Methylhopanes were detected in all the samples, except the diesel, by monitoring the m/z 205 mass chromatogram (Fig. *7c). Two isomer classes were identified: 2? -methylhopanes and 3?-methylhopanes. The 3?-methylhopanes are less abundant than the 2?-methylhopanes, although are slightly more abundant in the fine-grained samples. Where 2?-methylhopanes are abundant, notably in oil show samples 530 m and 727 m, a complete series of the 2?-methylhopanes from C(30) to C(36) is detectable (e.g. Figs. B7c and F7c).

There is considerable variation across the sample set in the abundance of the 2? -methylhopanes compared to hopanes (Table 7f), as shown by the cross-plot of C(31)2?Me/(C(31)2?Me+C(30)? ? hopane) versus C(32)2?Me/(C(32)2? Me+C(31)?
? hopane) (Fig. 5). These ratios were effective at discriminating two families of solid bitumens in the sandstone samples from the Subu wells, together with the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1 condensate (George et al., 2003). The "Family A" samples (low amounts of 2?-methylhopanes) were derived from a Jurassic-age source rock that contained high amounts of terrestrial organic matter, and in particular coniferous organic matter. The origin of 2?-methylhopanes is thought to be related to high prokaryotic source input (Summons and Jahnke, 1990). 2?-methylhopanes are commonly found in high abundance in oils derived from source rocks deposited in calcareous environments. Thus the "Family B" solid bitumens were ascribed to having an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input.

The lack of 2?-methylhopanes (and most other hopanes) in the diesel, and the low abundance of 2?-methylhopanes in the Aus-Tex, indicates that the variable but generally high amounts of 2?-methylhopanes in most of the oil show samples are derived from a natural component of the oil show, and not a drilling contaminant (Fig. 5; Table 7f). On the cross-plot, most of the oil shows cluster around the Family B Subu population (Fig. 5). This indicates that the most likely source of the natural component of most of the oil shows is the same or a similar source as that which sourced the Family B solid bitumens and the fluid inclusion oil in the Subu wells. The exception is the 759.5-759.6 m oil show, which has a very low content of 2?-methylhopanes, probably due to overprinting with Aus-Tex (Fig. 5).

The three fine-grained samples have low 2?-methylhopane/hopane ratios, consistent with significant terrestrial organic matter input, as deduced by terpane ratios (Fig. 5). In this respect, they are again similar to the Subu fine-grained samples (George et al., 2003).

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

                                    [CHART]

Figure 5: Cross-plot of C(31)2?Me/(C(31)2?Me+C(30)? ? hopane) versus C(32) 2?Me/(C(32)2? Me+C(31)? ? hopane). The two families refer to solid bitumens extracted from the sandstones in the Subu wells, the fluid inclusion oil from Subu-1, the Puri-1 oil and the Bwata-1 condensate (data shown as black dots, from George et al., 2003).

3.8.5 Hopanes

Hopanes and moretanes were monitored using the m/z 191 mass chromatograms. MRM chromatograms were also run in order to examine the distribution of the C(27) to C(35) hopanes in greater detail and to provide a cleaner distribution with less interfering peaks that can complicate the interpretation of m/z 191 mass chromatograms. Various biomarker parameters related to source and maturity were calculated from the distribution of the terpanes in the SIM and MRM chromatograms and are shown in Table 7 (b to f).

The ratio Tm/C(27)? is mainly controlled by maturity, and is most sensitive in the early part of the oil window, whereas the Ts/Tm ratio is both maturity and source controlled. The

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

ratio Tm/C(27)? varies from 8-24, without any clear correlation between samples. The Ts/Tm ratio is lower for the fine-grained samples (0.7-0.85) than the oil show samples (1-2), consistent with the fine-grained samples being of a lower maturity than the oil shows. The diesel contains some Ts and Tm, with a Ts/Tm ratio of 2.3. The higher relative amount of these C(27) hopanes in the oil shows, together with the lower Ts/Tm ratios, indicates that most of the C(27) hopanes in the oil shows are probably derived from a natural component and not the diesel. The Ts/Tm ratios for the oil shows are similar to those found for the Family B solid bitumens in the Subu wells, and are considerably lower than the Ts/Tm ratios for the Family A solid bitumens in the Subu wells (3-6). This indicates that the oil shows may have been derived from the same source rock as the one from which the Family B solid bitumens in the Subu wells were derived.

The C(29)Ts/C(29)? ? hopane ratio varies between 0.18-0.36 for the Moose-1 sample set (Table 7c), except for sample 809.7 m which has a slightly higher ratio (0.43). Again, these ratios correlate with the Family B solid bitumens in the Subu wells, and are very different to the Family A solid bitumens (ratios 3.5-6; George et al., 2003). Other rearranged hopanes, including C(29) and C(30) diahopane and an unidentified C(30) rearranged hopane (C(30)Section) were detected in higher abundance in oil show sample 809.7 m than the other samples. Based on C(29)*/C(29) ? ? hopane, C(30)*/C(30) ? ? hopane and C(30)Section (rearranged hopane)/C(30) ? ? hopane ratios, oil show sample 809.7 m correlates with the Family A solid bitumens, whereas all the other samples correlate better with the Family B solid bitumens in the Subu wells. Previous work in Papua New Guinea has indicated that high abundances of diahopanes are characteristic of Jurassic, terrestrially-derived, oils (Waples and Wulff, 1996; George et al., 1997).

Homohopane S/(S+R) maturity ratios are at or near equilibrium values (Table 7d). The C(29) hopane ? ? ??? ? ? ? ? ) and C(30) hopane ? ? ??? ? ? ? ? ) ratios are mostly at or near equilibrium values (0.9-0.95) for the Moose-1 sample set (Table 7c). This implies mid oil window maturities or greater for those samples. The exceptions are the oil show sample 809.7 m and the fine-grained samples, which have non-equilibrium ratios and thus probably have lower maturities than the other samples. This is supported by lower Ts/Tm ratios for these samples.

Homohopane proportions are similar for all samples, and are strongly depleted in the higher molecular weight components, so provide little correlation information (Table 7d). Traces of oleanane were detected in four of the oil show samples (530 m, 759.5-759.6 m, 809.7 m, 840 m). This compound is a biomarker for angiosperm input into a source rock, and although absent from the diesel is also present in Aus-Tex. Therefore no conclusion can be drawn regarding the oleanane present. Gammacerane was detected in low to moderate amounts in all the oil show samples, is absent from diesel and the fine-grained samples, but is present in Aus-Tex, in quite high abundance (Fig. L9a). Interestingly, two

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

samples with obvious Aus-Tex contamination based on PAH abundance (686.2 m and 759.5-759.6 m) have higher gammacerane/C(30) ?? hopane ratios than other oil show sample, indicating a likely control on this ratio by Aus-Tex.

Little 25-norhopane (a biomarker for biodegradation) is present in any of the samples (Table 7c). 29,30-bisnorhopane and C(30) 30-norhopane are present in significant amounts in most of the oil show samples (low abundance in 759.5-759.6 m sample) These form part of a homologous series (C(28)-C(34)) which could be partially or completely detected in these samples (e.g. Figs. B8, B9 and B10). However, 30-norhopanes are also present in small amounts in the diesel. Thus, although these isomers are higher in abundance than in the Family B solid bitumens in the Subu wells, they may be partially derived from the diesel and not from a naturally-sourced crude oil with family B affinity. C(29)/C(30) ?? hopane ratios are quite high for the oil shows (0.71-1.9) except for samples 759.5-759.6 m which has a lower value. In contrast, diesel has an even higher value (3.9). These data indicate a component of the hopanes in the oil shows was not derived from diesel, and was most likely derived from a calcareous-influenced source rock, similar to that which sourced the Family B solid bitumens in the Subu wells. The fine-grained samples from Moose-1 ST1 have much lower values (0.5-0.6), consistent with these not being a local source for a component of the oil shows

Sterane/hopane ratios are all <1 for the oil shows (Table 7f), consistent with Family B solid bitumens in the Subu wells, and the fine-grained samples also have low values, similar to the Subu fine-grained samples (George et al., 2003).

In summary, hopane distributions indicate many differences between the fine-grained samples from Moose-1ST1 (lower maturity) and the oil shows (mid oil window maturity or higher). The low abundance of several hopanes in diesel, and the different distributions compared to the oil shows, are indicative of a natural component to most of the oil shows, notwithstanding some overprinting also from Aus-Tex. For most of the oil shows, the natural component correlates best with Family B solid bitumens in the Subu wells. An exception is the oil show sample 809.7 m, which also correlates with the Family A solid bitumens based on abundance of rearranged hopanes, although this sample also contains some indicators of Family B affiliation, such as 30-norhopanes and strong 2? -methylhopanes. Interestingly this sample is the one least affected by diesel (see Sections 3.4 and 3.6).

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

3.9 STERANES AND DIASTERANES

Sterane distributions in the samples were monitored by SIM analyses using both the m/z 217 and m/z 218 mass chromatograms, while the diasteranes (rearranged steranes) were analysed using the m/z 217 and m/z 259 mass chromatograms. MRM chromatograms were also run, in order to examine the distribution of the C(27) to C(30) steranes, diasteranes and methylsteranes in greater detail. The MRM data provided better quality data than the SIM data, due to co-elutions and some interfering contaminants in the SIM chromatograms. Sterane and diasterane ratios are reported in Table 8.

The diesel has a very unusual sterane and diasterane distribution, very strongly biased towards the C(27) compared to the C(29) isomers (Fig. J11). The C(29)/C(27) ? ? ? 20R sterane ratio is 0.2 (Table 8a), whereas the oil shows have ratios from 0.7-1.9. This distribution is unlike any of the oil shows, and is likely a consequence of the refinery cut causing molecular weight discrimination. In the same way, the hopanes in the diesel are strongly biased towards low molecular weight components. Therefore, most of the sterane signature in the oil shows can be deduced to not be derived from the diesel, although it is possible that some distortion of the true sterane signature of the indigenous oil shows has been imparted by the diesel.

Aus-Tex contains abundant steranes, and these strongly dominate over diasteranes. In this respect, Aus-Tex is different to most of the oil shows, as shown by the diasterane/sterane ratio, which is 0.17 for the Aus-Tex, 0.21-4.0 for the oil shows. Again there is a correlation between the two oil shows samples which have obvious Aus-Tex contamination based on PAH abundance (686.2 m and 759.5-759.6 m), which have lower diasterane/sterane ratios than other oil show samples (0.21, 0.26), indicating a likely control on this ratio by Aus-Tex (Table 8c).

Most of the oil shows contain similar amounts of C(27) and C(29) steranes and diasteranes (Tables 8a and b). The two exceptions are 727 m and 809.7 m, which are more C(29) biased. Sample 809.7 m contains many more diasteranes relative to steranes than any other oil show samples (Table 8c), and in this respect has a greater rearranged signal than even the most diasterane-rich natural sample from the Subu study (Puri-1 crude oil). This is consistent with the greater amount of rearranged hopanes in this oil show compared with the others, and is further indication of at least a contribution of the likely Jurassic, terrestrially-derived oil that sourced the Family A solid bitumens in the Subu wells (George et al., 2003) to this oil show, which based on overall distributions has little diesel contamination. The lower diasterane/sterane ratios of the other oil shows correlate better with the Family B solid bitumens in the Subu wells (George et al., 2003).

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

Table 8a: Sterane and diasterane parameters (part a).

                  C(27) ? ? ?    C(28) ? ? ?     C(29) ? ? ?    C(29)/C(27)         C(28)/C(29)     C(30)/(C(27)+
                     20R             20R            20R          ? ? ? 20R          ? ? ? 20R        C(28)+C(29)
CSIRO code           (%)             (%)            (%)          steranes            steranes        ? ? ? 20R          TMI
-------------     -----------    -----------     -----------    ----------          -----------     -------------       ----
Calc.                S217*           S217*          S217*          S217*               S217*              M              M

530 m                36.1            21.2           42.7            1.2                0.50              3.4            0.88

675.1 m              43.8            18.2           38.0            0.9                0.48              2.3            0.54

686.2 m              48.8            19.5           31.7            0.7                0.61              1.6            0.67

727 m                30.8            15.1           54.1            1.8                0.28             10.1            0.90

759.5-759.6 m        37.9            23.0           39.1            1.0                0.59              1.5            0.59

809.7 m              28.9            15.7           55.4            1.9                0.28             19.4            1.19

840 m                41.6            22.7           35.7            0.9                0.64              1.7            0.51

Diesel (tank)        72.6            12.1           15.3            0.2                0.79              nd             0.29

Aus-Tex              33.4            28.7           38.0            1.1                0.75              1.6            0.70

820 m                19.5            24.6           55.8            2.9                0.44              5.7             1.3

920 m                19.0            20.1           60.9            3.2                0.33              4.8             1.7

968-971 m            26.7            23.3           50.0            1.9                0.47              4.6             1.4

Sterane and diasterane abbreviations are listed in Table A2. C(27) ? ? ? 20R (%) = C(27) ? ? ? 20R sterane (as % of total C(27) to C(29) ? ? ? 20R steranes); C(28) ? ? ? 20R (%) = C(28) ? ? ? 20R sterane (as % of total C(27) to C(29) ? ?
? 20R steranes); C(29) ? ? ? 20R (%) = C(29) ? ? ? 20R sterane (as % of total C(27) to C(29) ? ? ? 20R steranes); C(30)/(C(27)+C(28)+C(29)) ? ? ? 20R steranes
(%); TMI = Terrestrial/marine index = (C(27)(??) ?? diasteranes/(C(27) ?? diasteranes + C(30) ?? diasteranes)). Calc. = method used to calculate ratio:
S217 = peak area in m/z 217 mass chromatogram, M = peak area in metastable reaction monitoring chromatogram; nd = not determined. * MRM used for diesel.

Table 8b: Sterane and diasterane parameters (part b).

            C(27) ???     C(28) ???     C(29) ???       C(27)       C(28)        C(29)        C(27) ??      C(28) ??     C(29) ??
CSIRO       steranes      steranes      steranes       steranes    steranes    steranes       diaster.      diaster.     diaster.
code          (%)           (%)           (%)           (%)          (%)         (%)            (%)           (%)          (%)
-----       ---------     ---------     ---------      --------    --------    --------       --------      --------     --------
Calc.         S218          S218          S218            M           M            M            S259          S259         S259

530 m         30.9          21.6          47.5           40.7        18.0         41.3          37.1          22.8         40.2

675.1 m       39.6          20.3          40.1           42.7        18.8         38.4          45.1          28.2         26.6

686.2 m       33.3          25.1          41.5           36.2        25.0         38.7          35.6          27.9         36.6

727 m         26.5          18.1          55.4           37.7        16.1         46.2          28.6          23.0         48.4

759.5-75      27.6          26.6          45.8           41.6        24.7         33.7          33.6          29.7         36.7

9.6 m

809.7 m       32.3          20.9          46.7           37.2        21.9         40.8          21.7          31.1         47.2

840 m         37.7          27.0          35.3           42.2        22.7         35.1          44.6          33.5         21.9

Diesel        70.4          13.4          16.2           62.7        16.7         20.6          60.4          23.5         16.1

(tank)

Aus-Tex       26.0          31.8          42.2           39.9        24.8         35.3          25.3          32.4         42.4

820 m         29.3          22.0          48.7           26.0        22.7         51.2          19.2          29.9         50.9

920 m         31.8          15.7          52.5           24.5        19.6         55.9          17.4          25.7         56.9

968-971 m     30.2          21.7          48.1           30.4        23.3         46.4          20.9          27.6         51.5


Sterane and diasterane abbreviations are listed in Table A2.
C(27) ??? steranes (%) = C(27) ??? steranes 20S+R (as % of total C(27) to C(29) ??? 20R steranes); C(28) ??? steranes (%) = C(28) ??? steranes 20S+R (as % of total C(27) to C(29) ??? 20R steranes); C(29) ??? steranes (%) = C(29) ???
steranes 20S+R (as % of total C(27) to C(29) ??? 20R steranes); C(27) steranes (%) = C(27) steranes (% of total C(27) to C(29) regular steranes); C(28) steranes (%) = C(28) steranes (% of total C(27) to C(29) regular steranes); C(29) steranes (%) = C(29) steranes (% of total C(27) to C(29) regular steranes); C(27) ?? diaster. (%) = C(27) ?? diasterane 20S+R (as % of total C(27) to C(29) ?? 20S+R diasteranes); C(28) ?? diaster. (%) = C(28) ??
diasterane 20S+R (as % of total C(27) to C(29) ?? 20S+R diasteranes); C(29) ?? diaster. (%) = C(29) ?? diasterane 20S+R (as % of total C(27) to C(29) ?? 20S+R diasteranes). Calc. = method used to calculate ratio: S218 = peak area in m/z 218 mass chromatogram, S259 = peak area in m/z 259 mass chromatogram, M = peak area in metastable reaction monitoring chromatogram; nd = not determined. * MRM used for 809.7 m sample.

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

Table 8c: Sterane and diasterane parameters (part c).

                 C(27) ??      C(28) ??     C(29) ??                         C(27) ? ? ?        C(28) ? ? ?         C(29) ? ? ?
                 diaster./     diaster./    diaster./       Diaster./         20S/(20S            20S/(20S            20S/(20S
CSIRO code       steranes      steranes     steranes        steranes           + 20R)             + 20R)               + 20R)
----------       ---------     ---------    ---------       ---------        -----------        -----------         -----------
Calc.               M             M            M               M                  M                 M                   M

530 m              0.47          0.60         0.45            0.48               0.54              0.44                0.42

675.1 m            0.71          0.61         0.45            0.59               0.46              0.42                0.43

686.2 m            0.32          0.24         0.21            0.26               0.39              0.39                0.38

727 m              0.29          0.34         0.22            0.27               0.47              0.48                0.46

759.5-759.6 m      0.24          0.20         0.18            0.21               0.39              0.35                0.39

809.7 m            3.55          4.28         4.28            4.01               0.53              0.56                0.47

840 m              0.54          0.40         0.34            0.44               0.43              0.35                0.36

Diesel (tank)      1.28          1.46         1.13            1.28               0.47              0.61                0.50

Aus-Tex            0.19          0.17         0.15            0.17               0.37              0.34                0.35

820 m              1.22          1.11         0.92            1.04               0.50              0.46                0.49

920 m              1.38          1.40         1.19            1.28               0.50              0.48                0.49

968-971 m          0.82          0.89         0.94            0.89               0.44              0.43                0.42

Sterane and diasterane abbreviations are listed in Table A2.
C(27) ?? diaster./steranes = C(27) ?? diasteranes/?? ? ? +??? steranes); C(28) ?? diaster./steranes = C(28) ?? diasteranes/?? ? ? +??? steranes); C(29) ?? diaster./steranes = C(29) ?? diasteranes/?? ? ? +??? steranes); Diaster./steranes = C(27)+C(28)+C(29) ?? diasteranes/?? ? ? +??? steranes). Calc. = method used to calculate ratio: M = peak area in metastable reaction monitoring chromatogram.

Table 8d: Sterane and diasterane parameters (part d).

                C(29) ? ? ? ?      VRE from          C(27)           C(28)           C(29)          C(29) ??
                  steranes          C(29)          ?????????       ?????????       ?????????       diasterane
  CSIRO code      20S/20R          20S/20R          ? ? ? ?         ? ? ? ?         ? ? ? ?         S/(S+R)
-------------   -------------      --------        --------        ---------       ---------       ----------
Calc.               M                 M                M                M              M                M

530 m              0.71              0.71            0.45             0.51            0.57            0.59

675.1 m            0.76              0.73            0.41             0.49            0.53            0.64

686.2 m            0.61              0.65            0.28             0.40            0.42            0.65

727 m              0.84              0.77            0.46             0.58            0.57            0.62

759.5-759.6 m      0.64              0.67            0.21             0.32            0.33            0.65

809.7 m            0.87              0.79            0.40             0.43            0.52            0.62

840 m              0.57              0.64            0.29             0.34            0.38            0.63

Diesel (tank)      1.00              0.85            0.48             0.56            0.65            0.78

Aus-Tex            0.53              0.62            0.19             0.29            0.32            0.63

820 m              0.97              0.83            0.34             0.40            0.40            0.60

920 m              0.98              0.84            0.29             0.32            0.34            0.59

968-971 m          0.73              0.71            0.30             0.37            0.40            0.60

Sterane and diasterane abbreviations are listed in Table A2.
VRE from C(29) 20S/20R = Vitrinite reflectance equivalent from C(29) ? ? ? steranes 20S/20R (Sofer et al., 1993). Calc. = method used to calculate ratio: M = peak area in metastable reaction monitoring chromatogram.

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

Table 8e: Sterane and diasterane parameters (part e).

                                        21-nor/    21-nor/
                                        (21- +     (21- +
CSIRO code          NDR       NCR       24-nor)    27-nor)
----------          ----      ----      -------    -------
Calc.                M         M           M          M

530 m                nd       0.31       0.71       0.58

675.1 m              nd       0.49       0.71       0.66

686.2 m             0.48      0.61       0.46       0.58

727 m                nd       0.29       0.85       0.77

759.5-759.6 m       0.49      0.66       0.10       0.19

809.7 m             0.32      0.53       0.46       0.56

840 m               0.51      0.61       0.45       0.57

Diesel (tank)        nd        nd         nd         nd

Aus-Tex             0.45      0.68       0.09       0.18

820 m               0.38      0.45       0.28       0.27

920 m               0.37      0.37       0.20       0.19

968-971 m           0.41      0.50       0.37       0.42

Sterane and diasterane abbreviations are listed in Table A2.
C(26) steranes distributions (Holba et al., 1998a, 1998b): NDR = nordiacholestanes ratio: [(24- /(24- + 27-) nordiacholestanes]; NCR = norcholestanes ratio [(24-/(24- + 27-) norcholestanes]; 21-nor/(21- + 24-nor) = 21-norcholestane/(21-norcholestane + ? ? ? 20R 24-norcholestane); 21-nor/(21- + 27-nor) = 21- norcholestane /(21- norcholestane + ? ? ? 20R 27- norcholestane). Calc. = method used to calculate ratio: M = peak area in metastable reaction monitoring chromatogram.

C(30) steranes and diasteranes are present in all the samples, except that they could not be detected in the diesel (Table 8a). This indicates a marine source for these oil shows, assuming that Aus-Tex has not been a major overprint. C(30) steranes and diasteranes are particularly abundant in the oil shows from 727 m and 809.7 m, which are more C(29) sterane biased and which contain little or no diesel contamination in this molecular weight fraction. This indicates that these oil shows are at least in part natural, and derived from a strongly marine source rock.

The C(27-29) ? ? ? 20S/(20S+20R) sterane ratios are generally close to equilibrium and do not show any obvious intra-sample variabilities, except that the diesel has somewhat higher values and the Aus-Tex has somewhat lower values (Table 8c). Using an equation from Sofer et al. (1993), a vitrinite reflectance equivalent (VRE) can be calculated from the C(29) ? ? ? steranes 20S/20R ratio. This indicates maturities in the early to mid oil window (0.65-0.85%) for all the samples (Table 8d). The C(27)-C(29) ?????? ? ? ? ? ? ? ? sterane ratios allow more differentiation of the sample set based on thermal maturity, because these ratios only reach equilibrium at higher maturities (Fig. 6). The following observations can be made: (1) The fine-grained samples have low thermal maturities (ratios 0.3-0.4), slightly higher than for the Subu fine grained samples (0.2-0.3). (2) The Aus-Tex has a low thermal maturity. (3) Oil show sample 759.5-759.6 m, which is known to be overprinted by Aus-Tex, has a very similar low thermal maturity, so steranes in this sample are almost certainly affected significantly by Aus-Tex. (4) The apparent

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

                                    (CHART)

Figure 6: Cross-plot of C(27) sterane ????????????? versus C(29) sterane ?????? ? ? ? ? ? ? ? ratios. The family refers to solid bitumens extracted from the sandstones in the Subu wells (data shown as black dots, from George et al., 2003).

lower thermal maturity of 686.2 m oil show (and possibly 840 m) is also likely caused by Aus-Tex (see Fig. 6). (5) The diesel has very low amounts of steranes, and these give a higher maturity than any oil shows, so diesel overprinting has probably not significantly affected any oil shows. (6) Other oil shows (530 m, 675.1 m, 727 m, 809.7 m) have a similar mid oil window maturity as many of the solid bitumens from Subu.

 All samples except the diesel contain significant amounts of C(26) steranes (norcholestanes) and diasteranes (nordiacholestanes) (Fig. x14a). The importance of these compounds is that they can be used as age-diagnostic biomarkers (Holba et al., 1998a, b). Apart from the 21-norcholestane isomer, which may increase in relative abundance with maturity, there are two main series of norcholestanes and nordiacholestanes. The 27-nor series is abundant in older rocks, whereas in Cretaceous

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 46
and Tertiary rocks the 24-nor series becomes more abundant (Holba et al., 1998a, b). Two ratios, the NDR (nordiacholestanes ratio) and the NCR (norcholestanes ratio), quantify this (Table 8e). NDR values above a threshold of 0.25 and NCR values above a threshold of 0.35 are consistent with Cretaceous or younger rocks. NDR values above a threshold of 0.5 and NCR values above a threshold of
0.6 are consistent with Tertiary rocks. The NDR ratios for the oil shows in Moose-1 vary between 0.32-0.51, and the NCR ratios for the oil shows vary between 0.29-0.66. These values therefore indicate that the oil shows contain C(26) steranes derived principally from Cretaceous or younger strata. Note the Aus-Tex also contains C(26) steranes, and these have values in the same range (Table 8e). Therefore, the age specificity for the samples contaminated by Aus-Tex (759.5-759.6 m, 686.2 m, and possibly 840 m) is unreliable. Other oil shows dated using this method are considered to be reliable. The fine-grained rocks in Moose-1ST1 have NDR ratios varying between 0.37-0.41, and NCR ratios varying between 0.37-0.5. These values are consistent with Cretaceous or younger ages for these strata.

3.10 AROMATIC HYDROCARBONS

Eight major classes of aromatic hydrocarbons were monitored to assess variations in thermal maturity and to characterise source-related geochemical parameters. These compound classes were the alkylbenzenes, alkylnaphthalenes, alkylphenanthrenes, alkylbiphenyls, alkylfluorenes, alkylpyrenes, alkylfluoranthenes and alkyldibenzothiophenes. All chromatograms are included in the appendices. A wide variety of source and maturity related parameters were calculated from the integrated SIM mass chromatograms and are reported in Table
9. Abbreviations for aromatic hydrocarbons are defined in Appendix Table A3.

3.10.1 Overall aromatic hydrocarbon composition

The overall aromatic hydrocarbon compositions of the Moose-1 samples are shown in Figure 7. All samples contain low amounts of alkylbenzenes. The diesel is strongly dominated by alkylnaphthalenes, whereas Aus-Tex is very strongly dominated by phenanthrene. The oil shows have quite variable compositions, some being dominated by alkylnaphthalenes (727 m, 759.5-759.6 m), and some containing dominantly alkyldibenzothiophenes (675.1 m, 686.2 m, 840 m). Alkyldibenzothiophenes are also rich in the diesel (Fig. 7), so it is likely that the high content of sulphur compounds in the oil shows is related to contamination by diesel. The one oil show (809.7 m) that has a very different composition (high alkylphenanthrenes and biphenyl) is also the sample that aliphatic parameters show to have the least contamination from diesel or Aus-Tex.

CSIRO Petroleum           InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 47

Table 9a: Aromatic hydrocarbon parameters (part a).

CSIRO code           TMBI-    TMBI-     MEBI-    TeMBI     TeMBI     MNR      N/         ENR     DNR-1
                       1        2         1        -x        -y             ? MNs
------------------------------------------------------------------------------------------------------
530 m                0.38     0.69      0.70     0.53      0.39      1.5     0.27        3.4      3.5
675.1 m                nd       nd        nd       nd        nd      2.1     0.01       10.2      5.4
686.2 m                nd     0.42        nd     0.41      0.07      1.8     0.11       25.2      4.1
727 m                  nd     0.35        nd     0.28      0.09      2.6     0.02         nd      9.6
759.5-759.6          0.23     0.30        nd     0.54      0.39      1.5     0.26        3.7      4.3
m
809.7 m              0.34     0.60      0.76     0.47      0.27      1.4     0.14        1.4      3.9
840 m                  nd       nd        nd     0.47      0.44      1.5     0.11         nd      2.3
Diesel               0.19     0.54      0.44     0.38      0.21      1.5     0.21        3.9      4.4
(tank)
Aus-Tex              0.32     0.84        nd     0.46      0.30      1.5     0.37        6.1      4.6
820 m                  nd     0.12        nd     0.43      0.24      1.3     0.19        1.5      2.2
920 m                0.11     0.47        nd     0.36      0.23      2.1     0.43        2.2      4.1
968-971 m            0.16     0.50        nd     0.44      0.30      2.4     0.54        1.6      3.7

For compound abbreviations see Table A3. TMBI = trimethylbenzene index; TMBI-1 = (1,3,5-TMB/[1,3,5-TMB+1,2,3-TMB]); TMBI-2 = (1,2,4-TMB/[1,2,4-TMB+1,2,3-TMB]);
MEBI = methylethylbenzene index, MEBI-1 = (1M3EB+1M4EB)/(1M3EB+1M4EB+1M2EB); TeMBI = tetramethylbenzene index; TeMBI-x (1,2,3,5-TeMB/[1,2,3,5-TeMB+1,2,3,4-TeMB]); TeMBI-y
(1,2,4,5-TeMB/[1,2,4,5-TeMB+1,2,3,4-TeMB]); MNR = methylnaphthalene ratio (2-MN/1-MN); N/? MNs = naphthalene/? methylnaphthalenes: ENR = ethylnaphthalene ratio (2-EN/1-EN); DNR = dimethylnaphthalene ratio: DNR-1 ([2,6-+2,7-DMN]/1,5-DMN).

Table 9b: Aromatic hydrocarbon parameters (part b).

CSIRO code          DNR-x     DNR-y     DNR-z     TNR-1    TNR-2     TNRs     TNR-x    136-TMN/
                                                                                       137-TMN
----------------------------------------------------------------------------------------------
530 m               1.02      0.47      0.52      0.64     0.63      1.17     0.75       1.64
675.1 m             0.95      0.44      0.41      0.98     0.82      1.45     0.79       1.45
686.2 m             0.83      0.42      0.54      0.68     0.66      1.17     0.86       1.58
727 m               1.12      0.49      0.35      0.96     0.73      1.19     0.78       1.73
759.5-759.6         1.13      0.48      0.52      0.67     0.64      1.18     0.75       1.61
m
809.7 m             0.94      0.42      0.33      1.04     0.88      1.71     0.72       1.36
840 m               0.78      0.47      0.58      0.90     0.80      1.38     0.75       1.37
Diesel              1.26      0.52      0.55      0.76     0.68      1.23     0.71       1.60
(tank)
Aus-Tex             1.12      0.43      0.56      1.02     0.89      1.49     0.71       1.25
820 m               0.81      0.42      0.38      0.97     0.87      1.81     0.86       1.30
920 m               0.67      0.42      0.40      0.97     0.85      1.58     0.96       1.33
968-971 m           0.63      0.42      0.47      0.86     0.91      1.71     0.95       1.06

For compound abbreviations see Table A3. DNR = dimethylnaphthalene ratio; DNR-2 = (2,7-DMN/1,8-DMN); DNR-3 = (2,6-DMN/1,8-DMN); DNR-x =
([2,6-+2,7-DMN]/1,6-DMN); DNR-y =
([2,6-+2,7-DMN]/[2,6-+2,7-DMN+1,3+1,7-DMN]); DNR-z = (1,5-/[1,5-+1,2-DMN]); TNR
= trimethylnaphthalene ratio; TNR-1 = (2,3,6-TMN/[1,4,6-+1,3,5-TMN]); TNR-2 = ([2,3,6-+1,3,7-TMN]/[1,4,6-+1,3,5-+1,3,6-TMN]); TNRs =
([1,3,7-+2,3,6-TMN]/1,3,6-TMN); TNR-x = (1,2,5-TMN/[1,2,5-+1,2,4-+1,2,3-TMN]).

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

Table 9c: Aromatic hydrocarbon parameters (part c).

CSIRO code          Log       Log     TeM-     TeM-      TMNr     TeMNr     PMNr      HPI      %
                  (1,2,5-/  (1,2,7-/  NR-1     NR-2                                          IP-iHM
                   1,3,6-)   1,3,7-)                                                           N
---------------------------------------------------------------------------------------------------
530 m              -0.16     -0.36    0.73      3.4      0.47     0.58        nd      0.26      0
675.1 m            -0.12     -0.49    0.68      2.9      0.47     0.59      0.48      0.16      0
686.2 m            -0.14     -0.58    0.37      3.9      0.47     0.60      0.52      0.13      0
727 m              -0.45     -0.57    0.85      2.5      0.62     0.71      0.58      0.10      0
759.5-759.6        -0.19     -0.41    0.66      2.4      0.49     0.60      0.42      0.26      0
m
809.7 m             0.06     -0.38    0.68      2.5      0.39     0.54      0.54      0.59      0
840 m              -0.12     -0.66    0.83      2.7      0.49     0.56      0.38      0.39      0
Diesel             -0.40     -0.48    0.94      2.2      0.61     0.71      0.45      0.17      0
(tank)
Aus-Tex            -0.47     -0.62    0.40      1.6      0.70     0.77        nd        nd     nd
820 m               0.49     -0.09    0.44      8.9      0.20     0.24      0.16       1.0    3.8
920 m               0.75     -0.31    0.23     13.5      0.12     0.17      0.14       4.4    2.6
968-971 m           0.45     -0.55    0.30     12.5      0.25     0.21      0.10       2.6    2.8

For compound abbreviations see Table A3. Log (1,2,5-/1,3,6-) = Log (1,2,5-TMN/1,3,6-TMN); Log (1,2,7-/1,3,7-) = Log (1,2,7-TMN/1,3,7-TMN); TeMNR =
tetramethylnaphthalene ratio; TeMNR-1 = (2,3,6,7-TeMN/1,2,3,6-TeMN); TeMNR-2 = (1,2,5,6+1,2,3,5-TeMN)/1,2,3,6-TeMN; TMNr = (1,3,7-TMN/[1,3,7-+1,2,5-TMN]);
TeMNr = (1,3,6,7-TeMN/[1,3,6,7+1,2,5,6-TeMN]); PMNr = pentamethylnaphthalene ratio = PMNr (1,2,4,6,7-PMN/[1,2,4,6,7+1,2,3,5,6-PMN]); HPI = higher plant index
= ([retene + cadalene + IP-iHMN]/1,3,6,7-TeMN); % IP-iHMN = % IP-iHMN of total (retene + cadalene + IP-iHMN).

Table 9d: Aromatic hydrocarbon parameters (part d).

CSIRO                  %        %         HPP     MPI-1     %R(c)     MPDF      1-MP/      log       MPR
code                 Cad.    Retene                        (MPI-1)              9-MP      (1-MP/
                                                                                          9-MP)
--------------------------------------------------------------------------------------------------------
530 m                79.8     20.2       0.20     0.65      0.79      0.45      0.60      -0.22      1.13
675.1 m               5.0     95.0       0.95     0.70      0.82      0.43      0.74      -0.13      1.00
686.2 m              67.0     33.0       0.33     0.56      0.73      0.44      0.74      -0.13      1.04
727 m                35.9     64.1       0.64     0.74      0.84      0.48      0.53      -0.28       1.3
759.5-759.6          84.3     15.7       0.16     0.44      0.67      0.54      0.62      -0.20       1.3
m
809.7 m              13.2     86.8       0.87     0.68      0.81      0.46      0.78      -0.11      1.12
840 m                53.9     46.1       0.46     0.62      0.77      0.44      0.80      -0.10      0.98
Diesel               63.3     36.7       0.37     0.77      0.86      0.49      0.64      -0.19       1.2
(tank)
Aus-Tex                nd       nd         nd     0.17      0.50      0.65      0.87      -0.06       2.4
820 m                35.6     60.5       0.63     0.54      0.72      0.47      0.80      -0.09      0.82
920 m                 9.5     87.9       0.90     0.39      0.63      0.38       1.6       0.21      0.60
968-971 m            11.1     86.2       0.89     0.33      0.60      0.39       1.6       0.20      0.60

For compound abbreviations see Table A3. % Cad. = % cadalene of total (retene + cadalene + IP-iHMN); % Retene = % Retene of total (retene + cadalene + IP-iHMN); HPP = higher plant parameter = (retene /[retene + cadalene]); MPI-1= methylphenanthrene index =1.5*[3-MP+2-MP]/[P+9-MP+1-MP]); %R(c) (MPI-1) = calculated vitrinite reflectance from MPI-1 (0.6*MPI-1+0.4 (for R(o) <1.35), from Radke and Welte, 1983); MPDF = methylphenanthrene distribution fraction = ((3-MP+2-MP)/ ? MPs); MPR = methylphenanthrene ratio = (2-MP/1-MP).

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

Table 9e: Aromatic hydrocarbon parameters (part e).

CSIRO code           DPR       Log       DPR-x      Log    Fl/(Fl +   MPyI2    3-MBp     3-MBp/     MBpR
                             (1,7-DM              (Retene    Py)                /Bp      4-MBp
                                P/                 /9-MP)
                              DMP X)
--------------------------------------------------------------------------------------------------------
530 m                0.23     -0.52      0.23      -1.24    0.19      0.40       1.9       2.4       4.6
675.1 m              0.25     -0.42      0.28      -1.07    0.35      0.39       3.5       2.4       6.8
686.2 m              0.20     -0.47      0.25      -1.56    0.50      0.48       2.5       2.9       8.2
727 m                0.29     -0.51      0.24      -1.26    0.11      0.26       1.9       2.4       5.5
759.5-759.6          0.38     -0.51      0.24      -1.37    0.53      0.64       1.7       2.3       4.6
m
809.7 m              0.30     -0.43      0.27      -0.77    0.51      0.40      0.04       2.0       5.8
840 m                0.29     -0.40      0.28      -0.98    0.46      0.45       2.5       1.8       6.4
Diesel               0.31     -0.43      0.27      -1.08    0.16      0.37       1.4       2.0       3.7
(tank)
Aus-Tex              0.52     -0.49      0.24         nd    0.53      1.09       1.2       5.5        nd
820 m                0.24     -0.06      0.47      -0.63    0.39      0.40       1.7       2.7      25.8
920 m                0.28      0.00      0.50       0.09    0.39      0.37       1.4       2.3      10.8
968-971 m            0.18     -0.07      0.46      -0.24    0.53      0.39      0.91       2.4       4.2

For compound abbreviations see Table A3. DPR = dimethylphenanthrene ratio = (3,5-+2,6-DMP+2,7-DMP)/(1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP); Log
(1,7-DMP/DMP X) = Log (1,7-DMP/1,3-+3,9-+2,10-+3,10-DMP); DPR-x =
dimethylphenanthrene ratio-x = (1,7-DMP/1,7-+1,3-+3,9-+2,10-+3,10-DMP); Fl/(Fl +
Py) = fluoranthene/(fluoranthene + pyrene); MPyI2 = methylpyrene index = (2-MPy/(1-+4-MPy); MBpR = methylbiphenyl ratio = (3-MBp/2-MBp).

Table 9f: Aromatic hydrocarbon parameters (part f).

CSIRO code       DMBp     DMBp      P/DBT     DBT/P     MDR      DMDR      DBT/      P/A      2MP/2
                 R-x      R-y                                            1,3,6,7-               MA
                                                                           TeMN
---------------------------------------------------------------------------------------------------
530 m             2.2      3.2       1.2       0.84      2.3     0.68       1.9       nd        nd
675.1 m           2.5      4.9       1.9       0.53      2.1     0.61       1.8     56.3      13.5
686.2 m           4.8       nd       2.3       0.44      2.1     0.60       2.4     13.9      53.0
727 m             2.4      4.1       6.4       0.16      5.3     1.10      0.41       nd        nd
759.5-759.6       2.4      3.7       4.1       0.24      2.1     0.65       1.9      7.4       2.6
m
809.7 m           2.6      5.5       3.1       0.32      1.7     0.56       2.5     33.8      37.0
840 m             2.6      4.3       2.1       0.47      1.8     0.58       2.2       nd        nd
Diesel            2.1      3.0       1.5       0.67      2.3     0.59       1.2       nd       5.3
(tank)
Aus-Tex            nd       nd      35.4       0.03     14.0     0.42       9.4      7.4       6.2
820 m            10.1     24.5      14.2       0.07      3.0     0.53      0.87     60.7       1.7
920 m             9.7     29.2      20.1       0.05      2.0     0.92      0.97     67.0      11.2
968-971 m         2.0      4.6      47.4       0.02      3.0     0.87      0.73     28.0       9.5

For compound abbreviations see Table A3. DMBpR-x = dimethylbiphenyl ratio = (3,5-DMBp/2,5-DMBp); DMBpR-y = dimethylbiphenyl ratio = (3,3'-DMBp/2,3'-DMBp); MDR = methyldibenzothiophene ratio = (4-MDBT/1-MDBT); DMDR = dimethyldibenzothiophene ratio = (4,6-DMDBT/(3,6-+2,6-DMDBT)); P/A -= phenanthrene/anthracene; 2MP/2MA = 2-methylphenanthrene/2-methylanthracene.

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                                    (CHART)

Figure 7: Normalised aromatic hydrocarbon compositions of the Moose-1 samples.

The fine-grained samples have overall aromatic hydrocarbon compositions dominated by alkylnaphthalenes.

3.10.2 Alkylbenzenes

Alkylbenzenes, including the xylenes, trimethylbenzenes and tetramethylbenzenes, were detected in most of the samples (see Appendix *16). These compounds are in such low abundance in some samples (675.1 m, 686.2 m, 840 m) that their distribution is not

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

interpretable. Low abundances of alkylbenzenes may be due to partial evaporative loss during sample work-up, or to the effects of biodegradation.

There are at least two potential controls on the distribution of alkylbenzenes. Firstly, some isomers may be more thermally stable than others, so maturity-dependent ratios can be configured (TMBI-1, TMBI-2, MEBI-1, TeMBI-x, TeMBI-y; Table 9a). The Moose-1 samples are not readily separated by thermal maturity based on these ratios. A second control on alkylbenzene distributions is biodegradation. Moderate biodegradation of oils has been shown to result in the preferential retention of 1,2,3-trimethylbenzene and 1,2,3,4-tetramethylbenzene relative to other trimethylbenzene and tetramethylbenzene isomers (George et al., 2002b). More extensive biodegradation results in the removal of all alkylbenzenes. Two of the Moose-1 oil show samples (727 m, 759.5-759.6 m) have alkylbenzene distributions dominated by 1,2,3-trimethylbenzene and/or 1,2,3,4-tetramethylbenzene relative to other trimethylbenzene and tetramethylbenzene isomers. Furthermore, alkylbenzenes in the fine-grained samples are also dominated by these two isomers. This is evidence that the alkylbenzenes in these samples have been affected by biodegradation.

3.10.3 Alkylnaphthalenes

Alkylnaphthalenes provide information on the thermal maturity, biodegradation history and source characteristics of the samples analysed.

Biodegradation favours less alkylated isomers, those with ?-substitution patterns, and those with a 1,6-substitution pattern, whereas aromatic hydrocarbons with methyl groups on adjacent positions and with greater alkylation are more resistant to biodegradation (Volkman et al., 1984; Fisher et al., 1998). There is no evidence that the alkylnaphthalene in any of the samples from Moose-1 have been affected by biodegradation.

The diesel contains very abundant alkylnaphthalenes (especially C(2) and C(3)) in its aromatic hydrocarbon fraction (Fig. 7). Consequently, oil show samples that are partially composed of diesel mostly have alkylnaphthalene distributions that are similar to diesel (Table 9a and b). For example, the DNR-1 of diesel is 4.4, and the oil shows have DNR-1 values of 2.3-5.4, except for oil show sample 727 m which has a higher value (9.6). Therefore, there is little geochemically meaningful data from alkylnaphthalenes to be derived for the oil shows. Oil show sample 727 m has consistently more mature MNR, DNR-1, TNR-1 and TNR-2 parameters than diesel, so it may contain an additional, more mature component, over and above the diesel that has been identified based on aliphatic distributions.

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                                    (CHART)

Figure 8: Cross-plot of the trimethylnaphthalene ratio versus the tetramethylnaphthalene ratio. The data from the Subu wells are shown as black dots (from George et al., 2003).

Higher molecular weight alkylnaphthalenes are relatively less abundant in the diesel, so may be more reliable as maturity indicators (Fig. 8). The trimethylnaphthalene and tetramethylnaphthalene ratios (Table 9c) for the fine-grained samples are consistently lower than those of the oil shows, and are similar to the values for the Subu fine-grained samples. Based on these ratios, most oil shows are less mature than the diesel or the Aus-Tex, and have similar mid oil window maturities to many of the solid bitumens from the Subu wells (Fig. 8). All but one of the samples have 136-TMN/137-TMN ratios (Table 9b) between 1.1 and 1.6, consistent with the liquid reaction environment (van Aarssen et al., 2001). This suggests that the fine-grained samples have reached the oil window, and that the oil shows were generated within it (or are influenced by diesel which has a value of 1.6). Oil show sample 727 m is the exception, with high trimethylnaphthalene and tetramethylnaphthalene ratios (Fig. 8), a high pentamethylnaphthalene ratio, and a high 136-TMN/137-TMN ratio (1.7). All the

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

alkylnaphthalene data suggest that this sample is more mature than the other oil show samples.

Other alkylnaphthalene ratios provide information on source. The ratio (1,2,5-TMN/1,3,6-TMN) increases with greater input from higher plants (Strachan et al., 1988), although clearly this ratio is also influenced by maturity, with low maturity samples containing greater amounts of 1,2,5-TMN which is a precursor compound (van Aarssen et al., 1999). The ratio (1,2,7-TMN/1,3,7-TMN) increases with greater input from angiosperms (Strachan et al., 1988), and thus is often high in samples with high oleanane. The cross-plot of the logs of these ratios is shown in Fig. 9, with boundaries on this trimethylnaphthalene graph taken from Strachan et al. (1988). Both ratios are high for the three fine-grained samples, reflecting both a likely angiosperm input to these samples, and also their low maturity. Interestingly, no oleanane was detected in these samples (see Section 3.8.5). The oil show samples and the diesel have values for these

                                     (CHART)

Figure 9: Cross-plot of log (1,2,7-TMN/1,3,7-TMN) versus log

(1,2,5-TMN/1,3,6-TMN). The boundaries on this trimethylnaphthalene graph are taken from Strachan et al. (1988). The data from the Subu wells are shown as black dots (from George et al., 2003).



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

two ratios close to the boundary lines, and into the lower left quadrant, meaning no clear evidence for angiosperm organic matter input.

The higher plant index (HPI) varies from 1.0-4.4 for the fine grained samples, 0.1-0.6 for the oil shows and diesel (Table 9c). The higher values in the fine grained samples likely reflects increased higher plant contributions compared to the oil shows. The higher plant fingerprint (varying proportions of retene + cadalene + IP-iHMN; Table 9c and d) shows that only the fine-grained samples contain detectable IP-iHMN, and that these samples contain dominantly retene, not cadalene. Retene is likely to be resin-derived, and this evidence corroborates the presence of 4?(H)-19-isopimarane and isopimarane in these samples, which are also resin-derived compounds.

3.10.4 Alkylphenanthrenes

The methylphenanthrene index (MPI-1), the methylphenanthrene distribution fraction (Fig. 10), the methylphenanthrene ratio and the dimethylphenanthrene ratio (Fig. 11) are lower for the fine-grained sediments than the oil shows, suggesting that they have lower thermal maturities (Table 9d and e). The fine-grained sediments in Moose-1 have similar alkylphenanthrene maturity indicators as the fine-grained sediments in the Subu wells (George et al., 2003). Calculated reflectance (Rc) from MPI-1 is 0.60-0.72% for the fine-grained sediments, suggesting an early oil window maturity.

The alkylphenanthrene ratios of most of the oil shows are somewhat lower than that of diesel, and very different to that of Aus-Tex (Figs. 10 and 11). The exception is the 759.5-759.6 m oil show, which has values different to the other oil shows, trending towards the position of Aus-Tex. This sample is strongly contaminated by Aus-Tex, and it is likely that the alkylphenanthrene ratios have been affected by the Aus-Tex. There is no clear sign that other oil show samples which are known to contain significant amounts of Aus-Tex (686.2 m, and possibly 840 m) have altered alkylphenanthrene distributions. As for the alkylnaphthalenes, oil show 727 m has the highest maturity of the oil shows. Calculated reflectance (Rc) from MPI-1 is 0.84% for the 727 m oil show, suggesting a mid oil window maturity. Other oil shows have calculated reflectance (Rc) from MPI-1 to as low as 0.73%. These values are less than for many of the solid bitumens from the Subu wells, which have peak oil window maturities (0.8-1.1%).

Three alkylphenanthrene ratios can be used to assess the degree of contribution of coniferous organic matter into a rock, in particular Araucariaceae input (Alexander et al., 1988). These are 1-MP/9-MP, retene/9-MP and 1,7-DMP/(1,3-+3,9-+2,10-+3,10-DMP) (Table 9d and e). The three fine-grained samples mostly have values for the logs of these ratios over the threshold suggested by Alexander et al. (1988). This evidence

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

                                    (CHART)

Figure 10: Cross-plot of methylphenanthrene index

(1.5*[3-MP+2-MP]/[P+9-MP+1-MP]) versus methylphenanthrene distribution fraction ((3-MP+2-MP)/ ? MPs). The data from the Subu wells are shown as black dots (from George et al., 2003).

corroborates the presence of 4?(H)-19-isopimarane and isopimarane in these samples, which are also resin-derived compounds. All the oil shows have values for the logs of these ratios below the threshold suggested by Alexander et al.
(1988). This is evidence against any coniferous organic matter input. Interestingly, oil show sample 809.7 m does have a higher log retene/9-MP ratio (-0.77) than the other oil shows (although the other ratios are not different to the other oil shows). This corroborates the significant presence of 4?(H)-19-isopimarane and isopimarane in this sample (see Section 3.8.2).

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                                    (CHART)

Figure 11: Cross-plot of methylphenanthrene ratio (2-MP/1-MP) versus dimethylphenanthrene ratio (3,5-+2,6-DMP+2,7-DMP)/

(1,3-+3,9-+2,10-+3,10-DMP+1,6-+2,9-+2,5-DMP). The data from the Subu wells are shown as black dots (from George et al., 2003).

3.10.5 Alkylbiphenyls

Alkylbiphenyls provide information about thermal maturity (Alexander et al., 1986, although these ratios may be only sensitive to variations in the upper part of the oil window (George and Ahmed, 2002). The methylbiphenyl ratio and two dimethylbiphenyl ratios (Table 9e and f) are higher for the fine-grained rocks than the oil shows. This is the complete reverse of what is indicated by all other maturity parameters. Based on other parameters, the samples from Moose-2 have maturities in the early to mid oil window, so it is likely that the alkylbiphenyl ratios are insensitive to maturity variations in this well.

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

Therefore, as for the Subu work, these ratios are not considered to be effective tools for this sample set.

3.10.6 Alkyldibenzothiophenes

Alkyldibenzothiophenes can also be used as thermal maturity markers, thus two ratios (MDR and DMDR) are defined in Table 9f. These ratios were not very useful for determining thermal maturities in the Subu wells (George et al., 2003), and the same applies to the Moose-1 samples. The only correlation with other parameters is that sample 727 m is the most mature of the oil shows, based on MDR and DMDR. Aus-Tex has an anomalously high MDR, but this is not apparent in any of the samples suspected to be contaminated by Aus-Tex. Based on a calibration of MDR to vitrinite reflectance (Radke, 1988), VRE values for the three fine-grained samples are 0.65-0.73%, which is consistent with other geochemical ratios.

The relative abundances of dibenzothiophenes to phenanthrene and 1,3,6,7-tetramethylnaphthalene are reported in Table 9f. The three fine-grained samples have low DBT/P ratios (<0.07) and DBT/1,3,6,7-TeMN ratios (<1.0), reflecting an overall low sulphur content (Fig. 12). In this respect they are similar to the Subu fine-grained samples (George et al., 2003). Aus-Tex has a very high PAH content, and therefore the DBT/P ratio is very low, even though the overall high relative content of sulphur compounds is reflected by quite a high DBT/1,3,6,7-TeMN ratio (Fig. 12). No oil show samples trend towards this composition. Diesel is similar to many of the oil shows, with relatively high DBT/P ratios (>0.3) and low DBT/1,3,6,7-TeMN ratios. In comparison, all the Subu data have DBT/P ratios <0.3, and the only oil shows with similar ratios are 727 m and 759.5-759.6 m. It is likely that the sulphur content of diesel is over-printing these ratios for the oil shows, particularly for samples 675.1 m,
686.2 m, 840 m, as was deduced from the overall high abundance of sulphur compounds in these samples and in diesel (Fig. 7).

The exception is 809.7 m, which is the least diesel over-printed. The position of this sample on Fig. 12 is close to that of family B Subu solid bitumens, providing evidence that this sample has some affinities to the calcareous-sourced family B Subu solid bitumens, as well as to the Jurassic-sourced, family A solid bitumens (as was indicated by some of the hopane and sterane data, and by the terpane data).



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

                                    (CHART)

Figure 12: Cross-plot of dibenzothiophene/phenanthrene ratio versus dibenzothiophene/1,3,6,7-TeMN ratio. The data from the Subu wells are shown as black dots (from George et al., 2003).

3.11 ORGANIC PETROLOGY RESULTS

3.11.1 Sample descriptions and maceral contents

The dominant lithologies of the samples from between 811 m and 971 m are calcareous siltstones and mudstones, with lesser amounts of sandstone and claystone (Table 10). Consistent with their marine origin, the samples generally contain considerable amounts of carbonate and pyrite. The presence of shell fragments in many samples is also consistent with their marine nature and numerous samples contain glauconite, which is indicative of a shallow marine depositional environment (Table 10).

The rocks studied generally contain common to abundant dispersed organic matter
(DOM), which is dominated by liptinite and vitrinite, with lesser amounts of inertinite

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

Table 10: Maceral group compositions, vitrinite reflectance data and petrographic descriptions for samples from Moose-1 ST1.

DEPTH           CSIRO                           MACERAL GROUP ABUNDANCE           MEAN %
(M)             SAMPLE NO.                                                        RMO
                                                  (WHOLE ROCK BASIS)
                (* CUTTINGS)         LIPTINITE  VITRINITE    INERTINITE  TOTAL
811             55420                <0.1       0.8          0.2         1        1.25

Description: Calcareous siltstone>calcareous mudstone. Rare lamalginite (mo), rare liptodetrinite (mo). Rare oil droplets (by-bo), generally 1- 3 um in diameter. Common reworked vitrinite. Rare graphite. Sparse shell fragments. Rare glauconite. Abundant pyrite (commonly as euhedral crystals up to 0.1 mm in diameter), common iron oxides.

820             55421                  1          0.2           <0.1       1.2    0.63

Description: Calcareous siltstone>sandstone. Rare lamalginite (by-bo), sparse liptodetrinite (by-mo), sparse sporinite (my-mo), rare cutinite (mo), rare resinite (mo-mb), rare suberinite (mb). Rare vitrinite fluoresces do-mb. Sparse oil droplets (by-my), including fluid inclusions, generally 1-3 um in diameter. Rare bitumen (mo). Sparse reworked vitrinite. Rare graphite. Rare shell fragments. Sparse glauconite. Sparse reworked rock fragments. Abundant pyrite, common iron oxides.

861             55422                  2          2             0.3        4.3    0.68

Description: Siltstone. Common lamalginite (by-my), common liptodetrinite (my-mo), sparse sporinite (mo), rare cutinite (mo), rare resinite (mo), rare suberinite (mb). Rare vitrinite fluoresces do-mb. Rare oil droplets (my), mostly as fluid inclusions, generally 1-3 um in diameter. Sparse reworked vitrinite. Rare graphite. Abundant fluorescing carbonate grains. Common pyrite, common iron oxides.

870             55423                  3          0.2           <0.1       3.2    0.63

Description: Calcareous siltstone>mudstone>sandstone. Common lamalginite (by-bo), common liptodetrinite (by- mo), sparse sporinite (mo), rare cutinite (mo), rare resinite (mb). Rare vitrinite fluoresces mb. Rare oil droplets (by), mainly as fluid inclusions, generally 1-2 um in diameter. Sparse reworked vitrinite. Rare graphite. Rare shell fragments. Common pyrite, common iron oxides.

880             55424                  1            1           0.5      2.5      0.65

Description: Calcareous mudstone>calcareous siltstone. Sparse lamalginite (my-bo), common liptodetrinite (my-mo), sparse sporinite (mo-do), rare cutinite (mo-do), rare resinite (mb). Rare vitrinite fluoresces mb. Common reworked vitrinite. Sparse shell fragments. Rare glauconite. Common pyrite, common iron oxides.

890             55425                  1          1.5           0.5        3      0.69

Description: Calcareous mudstone=calcareous siltstone>sandstone. Sparse lamalginite (my-bo), common liptodetrinite (my-mo), rare cutinite (mo-do), rare resinite (do), rare suberinite (mb). Rare vitrinite fluoresces db. Rare oil droplets (by), including fluid inclusions, generally 1-2 um in diameter. Common reworked vitrinite. Rare graphite. Sparse shell fragments. Rare glauconite. Common pyrite, common iron oxides.

901             55426                  0.1        <0.1          0.1        0.2    0.69

Description: Calcareous siltstone>calcareous sandstone. Rare lamalginite (my-mo), rare liptodetrinite (my-mo), rare cutinite (mo), rare sporinite (mo). Rare vitrinite fluoresces db. Rare oil droplets (by), including fluid inclusions, generally 1-2 um in diameter. Sparse reworked vitrinite. Rare graphite. Sparse glauconite. Sparse pyrite, common iron oxides.

                                                                 Continued......

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

Table 10 continued: Maceral group compositions, vitrinite reflectance data and petrographic descriptions for samples from Moose-1 ST1.

DEPTH           CSIRO                           MACERAL GROUP ABUNDANCE           MEAN %
(M)             SAMPLE NO.                                                        RMO
                                                  (WHOLE ROCK BASIS)
                (* CUTTINGS)         LIPTINITE  VITRINITE    INERTINITE  TOTAL
909                55427                 3         1             0.5      4.5      0.68

Description: Mudstone>siltstone. Common lamalginite (my-bo), common liptodetrinite (my-mo), rare cutinite (mo-do), rare resinite (mo-mb). Rare vitrinite fluoresces mb. Rare oil droplets (by) generally 1-3 um in diameter. Sparse reworked vitrinite. Abundant fluorescing carbonate grains. Rare shell fragments. Abundant pyrite, common iron oxides.

920             55428                  1          0.5           0.5        2      0.64

Description: Calcareous mudstone>calcareous siltstone>sandstone. Common lamalginite, including Veryhachium (my-mo), common liptodetrinite (my-mo), rare cutinite (mo), rare sporinite (mo). Rare vitrinite fluoresces db. Rare bitumen
(mo). Sparse reworked vitrinite. Rare graphite. Sparse shell fragments. Common pyrite, common iron oxides.

930             55429                  1          0.3           1          2.3    0.65

Description: Calcareous mudstone>calcareous siltstone. Sparse lamalginite (my-mo), common liptodetrinite (my-mo), rare cutinite (mo), sparse sporinite
(mo). Rare vitrinite fluoresces db. Rare reworked vitrinite. Rare graphite. Sparse shell fragments. Common pyrite, common iron oxides.

 937            55430                  1          0.4           1          2.4    0.65

Description: Calcareous mudstone. Common lamalginite (my-mo), common liptodetrinite (my-mo), rare cutinite (mo), rare sporinite (mo). Rare vitrinite fluoresces db. Rare oil droplets (by), including fluid inclusions, generally 1-2 um in diameter. Sparse reworked vitrinite. Rare glauconite. Sparse shell fragments. Common pyrite, common iron oxides.

950             55431                  1          <0.1          1          2      0.64

Description: Calcareous mudstone>claystone. Common lamalginite (my-mo), common liptodetrinite (my-mo), rare sporinite (mo). Rare vitrinite fluoresces db. Rare reworked vitrinite. Rare shell fragments. Common pyrite, common iron oxides.

960             55432                  1          0.1           1          2.1    0.63

Description: Calcareous mudstone>>calcareous siltstone. Common lamalginite (my-mo), common liptodetrinite (my-mo), rare cutinite (do), rare sporinite (mo). Rare vitrinite fluoresces mb. Rare reworked vitrinite. Rare glauconite. Sparse shell fragments. Common pyrite, common iron oxides.

969.5           55433*                 1          0.5           0.5        2      0.66

Description: Calcareous mudstone>>calcareous siltstone. Sparse lamalginite (my-mo), common liptodetrinite (my-mo), rare suberinite (mo), sparse sporinite
(mo). Rare vitrinite fluoresces mb. Sparse reworked vitrinite. Rare graphite. Rare glauconite. Sparse shell fragments. Common pyrite, abundant iron oxides.

Key: All samples core except where noted with an * (969.5 m is the cuttings interval from 968-971 m).

-Rmo%- mean vitrinite reflectance value taken on randomly oriented phytoclasts, in nonpolarised light

-rare: <0.1%; sparse: 0.1-0.5%; common: >0.5-2%; abundant: >2-10%.

-fluorescence colours designated as, b- bright; m- moderate; d- dull; y- yellow; o- orange; g- green; b- brown; nf- non-fluorescing.

CSIRO Petroleum          InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 61

(Table 10; Appendix S). Reworked vitrinite, which has higher reflectances than the indigenous vitrinite and is commonly characterised by blocky form, cracks and extensive pyritisation, is widespread through the studied section. Liptinite ranges from rare to abundant and mainly comprises lamalginite derived from dinoflagellate/acritarch cysts, along with associated liptodetrinite although higher plant-derived liptinite, including sporinite, cutinite and subcrinite is also present in most of the rocks. Some of the terrestrially-derived liptinite occurs within reworked coaly grains.

Small oil droplets (1-3um in diameter) have been identified in numerous samples and include fluid inclusions as well as trace amounts of `free oil' occurring between mineral grains. On the basis of the maceral contents of the samples studied, in particular liptinite contents, the original oil generation potential of the section ranges from poor to very good.

3.11.2 Thermal maturity: FAMM and vitrinite reflectance analyses

FAMM analyses have been carried out on three samples from the studied section and vitrinite reflectance (VR) data are available for all samples (Table 11:
Appendix S). The quality of these analyses depends upon the total OM content as well as on maceral content and maceral characteristics. Because vitrinite is generally sparse to common in the rocks studied, confidence in the results is high. Some samples are complicated by the presence of reworked populations of organic matter but this material has been delineated where possible, such that confidence in the results remains good. In some cases however delineation of the reworked macerals is not straightforward and at least some measurements may be from this population. In particular, vitrinite in the sample from 811 m is dominated by a reworked population and has anomalously high VR values; the readings may include measurements from reworked vitrinite.

With the exception of the sample from 811 m, the VR data are similar for all samples studied, ranging from 0.63%-0.69%. The FAMM-derived equivalent vitrinite reflectance (EqVR) values, however, are about 0.9% and the vitrinite plots in the `perhydrous field' of the FAMM diagram, such that considerable VR suppression is expected.

CSIRO Petroleum                             InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 62

Table 11: FAMM-derived equivalent vitrinite reflectance (EqVR) and measured vitrinite reflectance (VR) data for samples from Moose-1 ST1.

         SAMPLE                          EqVR DATA                                     VR DATA
-------------------------    ---------------------------------      ------------------------------------------
                 CSIRO       EqVR        RANGE        (1)VR
DEPTH (m)      SAMPLE NO.    (%)          (%)      SUPPRESSION      RM(0)         RANGE (%)        n       ?
---------      ----------    -----    ----------   -----------      -----       -----------       ---     ----
   811            55420                                             1.25        1.05-1.36          27     0.07

   820            55421                                             0.63        0.52-0.78          26     0.07

   861            55422      0.93     0.87-1.00       severe        0.68        0.54-0.80          41     0.07

   870            55423                                             0.63        0.53-0.74          26     0.07

   880            55424                                             0.65        0.53-0.80          31     0.07

   890            55425                                             0.69        0.56-0.80          32     0.07

   901            55426                                             0.69        0.58-0.80          14     0.06

   909            55427      0.92     0.84-0.98       severe        0.68        0.56-0.80          32     0.07

   920            55428                                             0.64        0.56-0.74          29     0.06

   930            55429                                             0.65        0.57-0.76          30     0.06

   937            55430                                             0.66        0.54-0.78          32     0.06

   950            55431                                             0.64        0.52-0.76          17     0.07

   960            55432                                             0.63        0.52-0.70          25     0.05

 969.5            55433*     0.91     0.83-1.00       severe        0.66        0.54-0.76          30     0.06

All samples core except where noted with an * (969.5 m is the cuttings interval from 968-971 m).

EqVR = FAMM-derived equivalent vitrinite reflectance calibrated against Rm(o)%.

Rm(o)% = Mean vitrinite reflectance measured under oil immersion on randomly oriented phytoclasts in nonpolarised light.

n = Number of vitrinite reflectance readings; ? = standard deviation.

Readings taken from dispersed organic matter (DOM).

The ranges in EqVR are based on plotted positions of vitrinite data in relation to iso-EqVR lines on the FAMM diagrams

(1) The degree of vitrinite reflectance suppression/enhancement is based on the position of the vitrinite data points in relation to iso-correction curves superimposed on the fluorescence alteration diagram; minimal (0.0-0.1%), moderate (>0.1-0.2%) and severe (>0.2%); enhancement shown in parentheses n/a = not available

CSIRO Petroleum                         InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 63

Important insights into the quality and consistency of the data set can be made from a comparison of EqVR and VR values, with consideration of the interpreted corrections to VR on the basis of the iso-correction curves presented in Fig. 1a. The average plotted position of the vitrinites on the FAMM diagrams indicate VR suppression of slightly >0.2%. Where the corrections are applied, the EqVR values for the samples are in general agreement with the VR values, both for the `spot' measurements (Appendix R) and the average values, although the EqVR values are slightly higher than the `corrected' VR values in some instances. As mentioned above, the corrected VR values are approximate and are simply used to for cross-checking the data; the EqVR values are used to give the thermal maturity level. Because of the general agreement in the two determinations, a high degree of confidence exists for both the VR and FAMM data.

CSIRO Petroleum                         InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 64

4 INTERPRETATION AND SYNTHESIS

4.1 THE FINE-GRAINED ROCKS IN MOOSE-1ST1

4.1.1 Source potential

The low TOC values (<1.2%) and the low hydrogen indices (mostly <155 mg/g) indicate type III organic matter, with low hydrocarbon generation potential. This organic matter type is supported by the molecular geochemistry, which indicate a marine depositional environment with major terrestrial organic matter input.

One Moose-1ST1 sample (811 m) has a very small S(2) peak, despite a TOC content of 1.1%, indicating that most of the organic carbon in this sample is refractory and non-generative. The thermal maturity of this sample may be considerably greater than the other samples (see Section 4.1.3), indicating that any source potential has been exhausted. One sample (968-971 m) has a higher hydrogen index 2(17 mg/g), but a moderate TOC (1.1%). This is the most prospective sample, although based on the Rock-Eval data alone it cannot be considered to be a potential effective source rock. Note that the fine-grained rocks at Moose-1ST1 have better source potential than the fine-grained rocks at the Subu wells (George et al., 2003), which have very poor oil generating potential.

On the basis of the maceral contents of the samples studied, in particular the liptinite contents, the original oil generation potential of the section studied ranges from poor to very good. This is better than is apparent from the Rock-Eval results, probably because of the diluting effect of inertinite on hydrogen indices, and also the maturity level that this sequence has reached (peak oil window, see Section 4.1.3), resulting in oil generation and reduction of the residual hydrogen indices.

4.1.2 Source characteristics

A marine depositional environment is indicated by the C(30)/(C(27)+C(28)+C(29)) ? ? ? 20R ratios >4, and by the presence of glauconite and lamalginite derived from dinoflagellate/acritarch cysts (Section 3.11.1). However, major terrestrial input to this setting is indicated by the common occurrence of higher plant-derived macerals such as vitrinite, by the slight odd predominance of the n-alkanes, by two high tricyclic terpane ratios [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) and C(19) tricyclic terpane/(C(19) tricyclic terpane + C(23) tricyclic terpane)], and by the high higher plant index. There are indications of a coniferous organic matter component in this mix, notably the presence of relatively high amounts of retene, 1,7-dimethylphenanthrene, 1-

CSIRO Petroleum                        InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 65

methylphenanthrene, 4?(H)-19-isopimarane and isopimarane in these samples, which are resin-derived compounds. This correlates with the presence of minor amounts of resinous material in samples 820 m and 968-971 m (Table 10). This resinous material may be reworked from the Jurassic. The sulphur content was low. The depositional environment was oxic, as indicated by high Pr/Ph ratios and low C(35)??C(35) + C(34)) homohopane ratios. In these respects, the fine-grained samples from Moose-1ST1 have many similarities to the non-overprinted fine-grained samples from the Subu wells (George et al., 2003). This is also partly indicated by source-correlation diagrams (Figs. 13-15).

The presence of small amounts of C(26) steranes in the clastics below the Mendi Formation limestones (below 810m) from Moose-1ST1 enables a degree of age control to be suggested. The fine-grained rocks in Moose-1ST1 have NDR ratios varying between 0.37-0.41, and NCR ratios varying between 0.37-0.5. These values are consistent with Cretaceous or younger ages for these strata (Holba et al., 1998a, b).

CSIRO Petroleum                         InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 66

-  Subu fine-grained samples           -  Bujon-1 1476m FIO                -  Hovare oil seep

-  Subu family 2 solid bitumens        -  Barune Sandstone FIO             -  Chim oil seep

-  Subu family 3 solid bitumens        -  Koko-1 1162m FIO                 -  Gobe 3X DST3 crude oil

-  Ouha anticline bitumen, CN746       -  Koko-1 1163m RFT crude oil       -  Omati-1 crude oil

-  Subu FIO, CN392                     -  Kimu-1 1873-79m FIO              -  Angore-1A crude oil

-  Subu rod grease contaminant, CN679  -  Aure Thrust Belt oil seeps       -  Moose-1ST1 oil shows

-  Puri-1 crude oil                    -  Aure Scarp oil stained rocks     -  Moose-1ST1 fine grained rocks

-  Bwata-1 condensate                  -  Lufa oil seep                    -  Moose-1 diesel

-  Iagifu, Hedinia and P'nyang FIOs    -  Puri anticline oil seep          -  Moose-1 Aus-Tex

-  Iagifu DST crude oils

                                     [CHART]

Figure 13: Cross-plot of C(29) Ts/C(29) ?? hopane versus C(30)*/C(30) ?? hopane for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-1 and Moose-1ST1 well.

CSIRO Petroleum                         InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 67

-  Subu fine-grained samples          -  Bujon-1 1476m FIO                    Hovare oil seep

-  Subu family 2 solid bitumens       -  Barune Sandstone FIO             -   Chim oil seep

-  Subu family 3 solid bitumens       -  Koko-1 1162m FIO                 -   Gobe 3X DST3 crude oil

-  Ouha anticline bitumen, CN746      -  Koko-1 1163m RFT crude oil       -   Omati-1 crude oil

-  Subu FIO, CN392                    -  Kimu-1 1873-79m FIO              -   Angore-1A crude oil

-  Subu rod grease contaminant, CN679 -  Aure Thrust Belt oil seeps       -   Moose-1ST1 oil shows

-  Puri-1 crude oil                   -  Aure Scarp oil stained rocks     -   Moose-1ST1 fine grained rocks

-  Bwata-1 condensate                 -  Lufa oil seep                    -   Moose-1 diesel

-  Iagifu, Hedinia and P'nyang FIOs   -  Puri anticline oil seep          -   Moose-1 Aus-Tex

-  Iagifu DST crude oils

                                     [CHART]

Figure 14: Cross-plot of C(29) ?? hopane/C(30) ?? hopane versus C(31) ?? hopane/C(30) ? ? hopane ratios for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-1 and Moose-1ST1 well.

CSIRO Petroleum                         InterOil: Moose-1 and Moose-1ST1 geochemistry, Page 68

-  Subu fine-grained samples          -  Bujon-1 1476m FIO                -   Hovare oil seep

-  Subu family 2 solid bitumens       -  Barune Sandstone FIO             -   Chim oil seep

-  Subu family 3 solid bitumens       -  Koko-1 1162m FIO                 -   Gobe 3X DST3 crude oil

-  Ouha anticline bitumen, CN746      -  Koko-1 1163m RFT crude oil       -   Omati-1 crude oil

-  Subu FIO, CN392                    -  Kimu-1 1873-79m FIO              -   Angore-1A crude oil

-  Subu rod grease contaminant, CN679 -  Aure Thrust Belt oil seeps       -   Moose-1ST1 oil shows

-  Puri-1 crude oil                   -  Aure Scarp oil stained rocks     -   Moose-1ST1 fine grained rocks

-  Bwata-1 condensate                 -  Lufa oil seep                    -   Moose-1 diesel

-  Iagifu, Hedinia and P'nyang FIOs   -  Puri anticline oil seep          -   Moose-1 Aus-Tex

-  Iagifu DST crude oils


                                     [CHART]

Figure 15: Cross-plot of Pr/Ph versus C(35)??C(35) + C(34) homohopane ratios for the samples from this project compared to Subu well, literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies. Black symbols are samples in this report from the Moose-1 and Moose-1ST1 well.

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

4.1.3 Thermal maturity characteristics

It is possible to assign vitrinite reflectance (VR) boundaries as a general guide to the level of OM thermal maturity for petroleum generation. Based on the generally accepted values that appear in the literature, the following VR boundaries are used:

VR RANGE                 TYPE OF PETROLEUM GENERATION
--------                 ----------------------------
0.50%          Immature with respect to petroleum generation

0.50-0.70%     Early stages of thermal maturity for petroleum generation

0.70-1.00%     Main stage of oil generation

1.00-1.35%     Late stage of oil generation/condensate

1.35-2.00%     Wet Gas and methane

2.00%          Dry gas only

With the exception of the sample from 811 m, the mean VR for the section studied ranges from about 0.6% to about 0.7%, indicating early maturity. Largely due to the limited extent of the sequence analysed, a systematic increase of thermal maturity with depth is not evident and the sequence is essentially isometamorphic. The anomalously high maturity indicated for the uppermost sample (VR of 1.25%) may be due to overthrusting, localised thermal effects from igneous activity and associated hydrothermal fluids, or, as mentioned above, complicating effects of reworked material. The FAMM-derived equivalent vitrinite reflectance (EqVR) indicates that the measured VR considerably underestimates thermal maturity and that the section studied is within the main zone of oil generation (about 0.9% EqVR). The perhydrous vitrinite compositions that lead to VR suppression are likely to be controlled by a combination of the precursor plant types/plant parts and the Eh/pH conditions of the depositional environments. Vitrinite reflectance suppression is commonly associated with sediments from marine or marine-influenced depositional environments (e.g. Wilkins et al., 1992) and therefore the VR suppression determined in the present study is not unexpected.

Rock-Eval T (max) data for the fine-grained samples from Moose-1ST1 mostly vary from 442-448(DEGREE)C, corresponding to a vitrinite reflectance of ca. 0.7-0.9% when applying a correlation for type III organic matter established by Teichmuller and Durand (1982).

The molecular geochemical data indicate that the fine-grained samples from Moose-1ST1 have lower thermal maturities than the oil shows. This is consistent with the oil shows not being derived from the fine-grained samples in Moose-1ST1. Parameters that show this maturity difference include Ts/Tm, hopane ????????? ) ratios, sterane maturity-dependent ratios [(20S/(20S+20R), ?????? ? ? ? ? ? ? ?], trimethylnaphthalene ratios,

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

tetramethylnaphthalene ratios, and alkylphenanthrene ratios. Note also that most source parameters also clearly distinguish the fine-grained samples in Moose-1ST1 from the oil shows in Moose-1ST1, and these parameters are for the most part not masked by the overprinting effects of diesel and Aus-Tex. These ratios also show that the fine-grained samples from Moose-1ST1 are slightly more mature than the fine-grained samples from the Subu wells (e.g. see Fig. 16).

Establishing an absolute maturity from geochemical parameters is more difficult than the relative maturities described above, as this relies on calibrations which may or may not be applicable. Vitrinite reflectance equivalent (VRE) from the C(29) 20S/20R ratio (Sofer et al., 1993) is 0.71-0.84% for the three samples. VRE values from the methylphenanthrene index (MPI-1; 0.60-0.72%; Radke and Welte, 1983) are similar to those from the methyldibenzothiophene ratio (0.65-0.73%; Radke, 1988), but are lower than the values from the methylphenanthrene ratios (0.72-0.85%; Radke et al., 1984).

Care has to be exercised in the application of any of these calibrations, as they may not be directly applicable to the type of kerogen in these rocks, or to basins other than the ones they were originally calibrated on. For example, it is known that the MPI-1 gives inaccurate results for marine source rocks containing type II kerogen (Radke et al., 1986).

A different approach for interpreting geochemical maturity ratios is to compare the various maturity indicators with sequences with known thermal maturities. This has been carried out for the Proterozoic middle Velkerri member (George and Ahmed, 2002), and this provides a convenient calibration set, with wells known to have maturities in the early oil window (Walton-2), the peak oil window (Shea-1) and the late oil window (McManus-1). For the fine-grained samples in Moose-1ST1, the DNR-1, TNR-2 and DMPR values are similar to those in Shea-1, indicating a peak oil window maturity. The MPI-1, MPDF, MPR are similar to those in Walton-2, indicating an early to peak oil window maturity. The TMNr, TeMNr and PMNr values are very low (0.1-0.25), indicative of early oil window maturities (van Aarssen et al., 1999; George and Ahmed, 2002). However, these latter three ratios may have been influenced by the large proportion of terrestrial organic matter in these samples.

In summary, the molecular geochemical data for the fine-grained samples from Moose-1ST1 provides somewhat variable absolute maturities, although these are undoubtedly less than that of the oil shows in the overlying limestone. On the basis of the geochemical data, the best estimate of their thermal maturity is about 0.7-0.8% (mid oil window), which is consistent with the Rock Eval data but is somewhat lower than the equivalent vitrinite reflectance data from FAMM (about 0.9%). Undoubtedly, the

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

-  Subu fine-grained samples           -  Bujon-1 1476m FIO                -  Hovare oil seep

-  Subu family 2 solid bitumens        -  Barune Sandstone FIO             -  Chim oil seep

-  Subu family 3 solid bitumens        -  Koko-1 1162m FIO                 -  Gobe 3X DST3 crude oil

-  Ouha anticline bitumen, CN746       -  Koko-1 1163m RFT crude oil       -  Omati-1 crude oil

-  Subu FIO, CN392                     -  Kimu-1 1873-79m FIO              -  Angore-1A crude oil

-  Subu rod grease contaminant, CN679  -  Aure Thrust Belt oil seeps       -  Moose-1ST1 oil shows

-  Puri-1 crude oil                    -  Aure Scarp oil stained rocks     -  Moose-1ST1 fine grained rocks

-  Bwata-1 condensate                  -  Lufa oil seep                    -  Moose-1 diesel

-  Iagifu, Hedinia and P'nyang FIOs    -  Puri anticline oil seep          -  Moose-1 Aus-Tex

-  Iagifu DST crude oils

                                     [CHART]

Figure 16: Cross-plot of C(29) sterane ? ? ? 20S/(20S+20R) versus C(29) sterane ?????? ? ? ? ? ? ? ? for the samples from this project compared to literature and unpublished data. Solid symbols are analyses carried out at the CSIRO laboratory. Open symbols are analyses derived from literature data, some of which were derived from ruler-measured peak heights from published chromatograms and thus are subject to inaccuracies.

measured vitrinite reflectance values (0.65-0.70%) have been significantly suppressed, by at least 0.2%. FAMM and VR analyses of additional samples from above 811 m and from below 971 m would enable a thermal maturity profile to be established for the Moose-1 sequence and would better constrain the maturity evaluation for the sample from 811 m.

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4.2 OVERPRINTING OF OIL SHOWS BY DIESEL, AUS-TEX AND GREASE

The main issue to consider regarding the observed oil shows in the limestone in Moose-1 is whether and by how much their identity and their geochemistry has been influenced by wellbore contaminants, specifically the diesel and the Aus-Tex which have been analysed in detail in this report, and to some extent the pipe grease and the grease from the grease gun. To this end, in this Section the geochemical distinguishing features of each contaminant are briefly summarised (Sections 4.2.1 to 4.2.3). Then, each oil show is considered in turn, with respect to how much its geochemical composition has been altered by the contaminants (Sections 4.2.4 to 4.2.10).

4.2.1 Diesel (Appendices J and K)

Two samples of the diesel, from the line and the tank, were analysed. These have similar n-alkane compositions, so only the tank diesel sample was analysed in detail.

The diesel is aliphatic rich (85%), is dominated by n-alkanes (n-C(8) to n-C(25), maxima n-C(16)), and has an aromatic fraction dominated by alkylnaphthalenes, alkylphenanthrenes and alkyldibenzothiophenes. It contains only a minor UCM hump. The pattern of branched and cyclic alkanes in the diesel is characteristic and was useful for correlating the diesel with oil shows (Fig.
4). Many oil shows have similar n-alkanes and branched and cyclic alkane distributions as the diesel. The diesel has a higher Pr/Ph ratio than many of the oil shows, and a maturity based on aromatic hydrocarbons in the peak oil window. Sulphur compounds in the diesel have strongly influenced the sulphur compound distribution in several of the oil shows. The diesel contains abundant tricyclic terpanes, a small amount of isopimarane but no other diterpanes, and highly unusual hopane, sterane and diasterane distributions, which are skewed heavily in favour of the low molecular weight homologues. These hopane, sterane and diasterane distributions are unlike any found in the oil shows. Some of the diesel biomarker ratios (e.g. Ts/Tm, drimane/homodrimane) are clearly distinct from the oil shows. Furthermore, the diesel does not contain some biomarkers that are present in all the oil shows, for example methylhopanes and 4?(H)-19-isopimarane. For these reasons, it can be concluded that most of the biomarkers in the oil shows are not derived from the diesel.

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

4.2.2 Aus-Tex (Appendix L)

This drilling additive has a substantially different n-alkane distribution to the diesel and the oil shows. The Aus-Tex has an n-alkane maxima at n-C(28), a different UCM profile, and is characterised by unusually high abundances of some PAH (phenanthrene, fluoranthene, pyrene, chrysene, benzofluoranthene, benzopyrene, and dibenzochrysene, and related isomers). These PAH serve as a very useful marker for a contribution of Aus-Tex to the oil shows. The Aus-Tex contains a small amount of isopimarane but no 4?(H)-19-isopimarane, and contains significant amounts of C(28) and C(29) tricyclic terpanes and gammacerane, and traces of 3?-methylhopanes. Aus-Tex contains unusual sterane distributions, strongly dominated by the ? ? ? R isomers. In other respects, the compounds present in the oil shows (e.g. hopanes, steranes, aromatic hydrocarbons) are also usually present in Aus-Tex, albeit sometimes in different distributions. Therefore, if the presence of PAH in an oil show indicates a likely Aus-Tex contribution, then great care has to be exercised with many molecular parameters, as these are very likely influenced by the Aus-Tex. This is clearly the case for oil show sample 759.5 m, which is strongly overprinted by Aus-Tex, and for which alkylphenanthrene ratios trend towards the position of Aus-Tex (Figs. 10 and 11).

4.2.3 Grease samples: Pipe Dope and Grease Gun (Appendices M and N)

These grease samples were not analysed in detail, as they both consist mainly of a very prominent UCM hump. Most oil show samples do not contain a large UCM hump. The only exception is sample 727 m, which does have a significant UCM and therefore potentially could be overprinted by a grease.

4.2.4 Moose-1 530 m, open hole slurry sample (Appendix B)

This sample has a very similar n-alkane distribution to the diesel. It has a larger UCM hump than diesel, indicating that it has undergone a phase of biodegradation. It contains no evidence of any overprinting by Aus-Tex or grease. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. This indicates that a portion of this open hole slurry sample is derived from a natural oil show, particularly higher molecular weight compounds (>C(27)). Therefore, these compounds can be used with caution to type the natural portion of this oil show. Other parameters are likely to be

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partially or completely compromised by the interpreted overprinting of this oil show by diesel.

4.2.5 Moose-1ST1, 675.1 m, core (Appendix C)

This sample has a very similar n-alkane distribution to the diesel. The pattern of branched and cyclic alkanes in this sample is very similar to that of diesel. It contains no evidence of any overprinting by Aus-Tex or grease. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. This indicates that a portion of the extractable organic matter in this core is derived from a natural oil show, particularly higher molecular weight compounds (>C(27)). Therefore, these compounds can be used with caution to type the natural portion of this oil show. Other parameters are likely to be partially or completely compromised by the interpreted overprinting of this oil show by diesel.

4.2.6 Moose-1ST1, 686.2 m, core (Appendices D and E)

This sample has a very similar n-alkane distribution to the diesel. Most of the extract resides deep within the limestone matrix, rather than in the open porosity and on any fracture surfaces. The pattern of branched and cyclic alkanes in this sample is very similar to that of diesel. It contains no evidence of overprinting by grease. However, the presence of substantial amounts of PAH indicate that is has been overprinted by Aus-Tex. Other effects of the Aus-Tex overprinting of this sample are the higher relative abundances of ? ? ? R steranes and gammacerane in this sample. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. However, the biomarkers in this sample have been affected by the overprinted by Aus-Tex, so it is recommended that these are not used to help type the natural portion of this oil show.

4.2.7 Moose-1ST1,727 m, oil mixed with water (Appendix F)

This sample has a very similar n-alkane distribution to the diesel, but also contains a large UCM hump. The pattern of branched and cyclic alkanes in this sample is similar to that of diesel. The UCM hump could be the product of biodegradation of a natural oil

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show, but it also has similarities to the grease samples. Therefore, care has to be exercised in the interpretation of this sample, as biomarkers may be derived from grease, or from a natural oil show. It contains no evidence of any overprinting by Aus-Tex. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a similar maturity as the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. This indicates that a portion of the extractable organic matter in this core may be derived from a natural biodegraded oil show, particularly higher molecular weight compounds (>C(27)). Therefore, these compounds can be used with caution (because of the possibility of grease overprinting) to type the natural portion of this oil show. Other parameters are likely to be partially or completely compromised by the interpreted overprinting of this oil show by diesel.

4.2.8 Moose-1ST1, 759.5 m, core (Appendix G)

This sample has a very similar n-alkane distribution to the diesel. The pattern of branched and cyclic alkanes in this sample is very similar to that of diesel. It contains no evidence of overprinting by grease. However, the presence of substantial amounts of PAH indicate that is has been overprinted by Aus-Tex. Other effects of the Aus-Tex overprinting of this sample are the higher relative abundances of ? ? ? R steranes and gammacerane in this sample, and a trend of alkylphenanthrene parameters towards the Aus-Tex composition (Figs. 10 and 11). Alkylnaphthalene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. However, the biomarkers in this sample have been affected by the overprinted by Aus-Tex, so it is recommended that these are not used to help type the natural portion of this oil show.

4.2.9 Moose-1ST1, 809.7 m, core (Appendix H)

This sample has a different n-alkane distribution to the diesel, and the pattern of branched and cyclic alkanes is different to that of diesel. Aromatic hydrocarbons in this sample are dominated by alkylphenanthrenes and biphenyl, and thus it has a very different composition compared to diesel and the other oil shows. Therefore, this oil show sample is regarded as the most natural and pristine from Moose-1 ST1, and it appears to have not been overprinted significantly by diesel. It also contains no evidence of any overprinting by Aus-Tex or grease. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a similar maturity as the diesel, and a higher maturity than the fine-grained rocks

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and the other oil shows. In this respect, these aromatic hydrocarbons may be dominantly derived from diesel and not from the natural oil show. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. This indicates that the hydrocarbon distributions in this sample are the best for determining the origin and characteristics of the natural oil shows in Moose-1 ST1.

4.2.10 Moose-1ST1, 840 m, fluid sample (Appendix I)

This sample has a very similar n-alkane distribution to the diesel. The pattern of branched and cyclic alkanes in this sample is very similar to that of diesel. It contains no evidence of any overprinting by Aus-Tex or grease. Alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. It contains a more complete series of biomarkers than the diesel, and these have a different distribution. This indicates that a portion of the extractable organic matter in this core is derived from a natural oil show, particularly higher molecular weight compounds (>C(27)). Therefore, these compounds can be used with caution to type the natural portion of this oil show. Other parameters are likely to be partially or completely compromised by the interpreted overprinting of this oil show by diesel.

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4.3 THE SOURCE OF THE NATURAL COMPONENT OF THE OIL SHOWS AT MOOSE-1 AND
MOOSE-1ST1

Two distinct source signatures that are not related to any wellbore overprinting can be distinguished in the Moose-1 and Moose-1 ST1 oil shows. The oil shows that were used to make this assessment are: 530 m, 675.1 m, 727 m, 809.7 m, and 840 m.

4.3.1 "Calcareous" source signature

Four of these five oil shows (not 809.7 m) have a dominant source signature that is similar to that exhibited by the Family B solid bitumens and the fluid inclusion oil in the Subu wells (George et al., 2003). The "Family B" solid bitumens were ascribed to having an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input. The characteristics of the four Moose-1 and Moose-1 ST1 oil shows that lead to this correlation are:

1. The high relative abundance of 2? - methylhopanes (Section 3.8.4),

2. The high relative abundance of 30-norhopanes (Section 3.8.5),

3. The high C(29) /C(30) ?? hopane ratios (Section 3.8.5),

4. The low content of rearranged hopanes and diasteranes, including low Ts/Tm, C(29)Ts/C(29) ?? hopane, C(30)*/C(30) ?? hopane and diasterane /sterane ratios (Sections 3.8.5 and 3.8.6), and

5. The lack of a significant terrestrial signature in the terpanes, diterpanes, or aromatic hydrocarbons.

Note that some of these characteristics could be inherited from diesel overprinting, for example some 30-norhopanes are present in the diesel. However, some of these characteristics are certainly not inherited from the diesel, for example the presence of 2?-methylhopanes in the oil shows but not in the diesel.

Another pertinent features of these oil shows which is unlikely to be related to the diesel is the presence of C(30) steranes, which indicates a marine depositional environment. The C(26) sterane distribution provides some age-specific information. The NDR ratios for the oil shows in Moose-1 vary between 0.32-0.51, and the NCR ratios for the oil shows vary between 0.29-0.66. These values therefore indicate that the oil shows contain C(26) steranes derived principally from Cretaceous or younger strata (Section 3.9).

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The Pr/Ph ratios of 1.1-1.3 for three of these oil shows indicates an oxygen-depleted depositional environment. The oil show sample 727 m has a higher Pr/Ph ratio (1.9), which is likely influenced by the diesel (1.8). As the Pr/Ph ratio of the diesel is higher than that of the oil shows, the true non-diesel overprinted Pr/Ph ratios of these oils shows is likely to be even lower, suggesting even more strongly an oxygen-depleted depositional environment. These Pr/Ph values are lower than those of the non-altered "Family B" solid bitumens from the Subu wells (predominantly 1.3 to 2.9).

Regarding thermal maturity of these oils shows, this is quite difficult to establish accurately due to the effects of the diesel (and the Aus-Tex in other oils shows). The alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. The best estimate is peak oil window, about 0.8 to 0.9% VRE.

These biomarker and other data have to be interpreted very carefully, due to the effects of overprinting. However, the accumulated data enable a confident correlation to me made with Family B solid bitumens in the Subu wells. Therefore, most of the natural portion of the Moose-1 oil shows are thought to have been derived from the same source rock as the one from which the Family B solid bitumens in the Subu wells were derived.

4.3.2 "Jurassic" source signature

Oil show sample 809.7 m has the least interference of any of the oil shows with contaminants. No diesel, Aus-Tex or grease could be confidently discerned in this sample, and it is only slightly biodegraded. Therefore, it is quite ironic that its hydrocarbon composition indicates a mixture of oil signatures. The dominant signature of this oil show sample is "Jurassic", in that it correlates best with the Family A solid bitumens in the Subu wells, which are thought to have been derived from a clay-rich, marine source rock low in sulphur, which had significant input of terrestrial organic matter and was deposited in an oxic depositional environment (George et al., 2003). In that report, this signature was correlated with the Jurassic-sourced oils in the Foldbelt and at Puri-1. The characteristics of the 809.7 m oil show that lead to this correlation are:

1. The high abundance of 4?(H)-19-isopimarane, ent-beyerane and isopimarane (diterpanes indicative of a coniferous source; Section 3.8.2),

2. The high [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) ratio, indicative of a strong terrestrial influence (Section 3.8.3),

3. The moderate to high content of rearranged hopanes and diasteranes (Sections
3.8.5 and 3.8.6).

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However, a complication about the 809.7 m oil show sample is that it contains moderate amounts of 2? -methylhopanes, 30-norhopanes, a high C(29)/C(30) ? ? hopane ratio, a high sulphur content and a relatively low Pr/Ph ratio (1.4). These characteristics are not typical of Jurassic-sourced oils in PNG, and enable correlation of this oil also with the "Calcareous" source signature that is apparent in the other oil shows (see Section 4.3.1). Therefore, the 809.7 m oil show sample is interpreted to be a mixture of both oil signatures. The mixture explains why some biomarker signatures for "Jurassic" are strong (e.g. the diterpanes, which have not been significantly diluted), whilst others are much less obvious than in the Family A solid bitumens in the Subu wells (e.g. the terpane distribution and the relative abundance of rearranged hopanes).

Other oil shows are also likely to be mixtures to some extent. For example, oil show sample 727 m has a high [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) ratio, which is a terrestrial indicator and may indicate a contribution of Jurassic-sourced oil at this interval too.

Regarding the thermal maturity of the 809.7 m oil show, this is easier to establish as there are no interfering overprints. The alkylnaphthalene and alkylphenanthrene maturity parameters indicate a lower maturity than the diesel, and a higher maturity than the fine-grained rocks. Based on these data, and the biomarker maturity parameters, the best estimate is peak oil window, about 0.8 to 0.9% VRE.

4.4 DISTRIBUTION OF OIL SHOWS AND CONTAMINANTS IN MOOSE-1 AND MOOSE-1 ST1

According to the drilling records, neat diesel was only put down the Moose-1 well once at 460m, when while air drilling with a hammer they became stuck and needed lubrication. Subsequently diesel was only put in the Moose-1 well as a minor component, used mainly to aid the solution of Aus-Tex and Cr650 mud products. No diesel is recorded as having been used in Moose-1 ST1.

The geochemical detection of diesel in most of the oil show samples from Moose-1 ST1, and also the clear presence of Aus-Tex in some of the oil shows in Moose-1 ST1, thus needs explanation. There are two possibilities: Firstly, there was only 1(degree) of separation between the parent Moose-1 well and the sidetrack (Moose-1 ST1). This separation means that from 664 m (the depth at which the sidetrack well was deviated) and the bottom oil show recorded that contained diesel (840 m), there was only up to about 3 m of lateral separation between the two wells. Thus it is possible that diesel and/or Aus-Tex passed between the two wellbores along fractures or other permeable horizons. Secondly, there could have been unofficial or unrecorded addition of diesel and/or Aus-Tex directly into Moose-1 ST1.

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In Section 3.4 a preliminary assessment of the origin of the oil shows was presented (Table 6), based on overall and gross distributions. Now, a final summary (Table 12) is presented, showing a complete summary of the origin of oil shows, based on all geochemical data.

Table 12: Summary of the origin of oil shows, based on all geochemical data.

CSIRO code               Description                                      Origin
------------    -----------------------------    -------------------------------------------------------
530 m           brown slurry                     Diesel plus minor natural oil show, biodegraded, from
                                                 "Calcareous" source (Cretaceous or Tertiary)

675.1 m         suspected oil show               Diesel plus minor natural oil show, from "Calcareous"
                                                 source (Cretaceous or Tertiary)

686.2 m         suspected oil show               Diesel, Aus-Tex (minor) and minor natural oil show

727 m           suspected oil mixed with         Minor diesel and major biodegraded component. The
                water                            biodegraded component could possibly be a grease (pipe
                                                 dope or grease gun??), but also possibly a natural oil
                                                 show, from "Calcareous" source (Cretaceous or
                                                 Tertiary)

759.5-759.6 m   suspected oil show, oil/water    Diesel, mix of Aus-Tex (minor) and minor natural oil
                wet sample                       show

809.7 m         suspected oil show               Natural oil show, slightly biodegraded. No discernible
                                                 wellbore contaminants. Mixture of "Jurassic" oil from a
                                                 clay-rich, marine source rock with significant input of
                                                 terrestrial organic matter, and "Calcareous" source
                                                 (Cretaceous or Tertiary)

840 m           water with oil                   Diesel plus natural oil show, from "Calcareous" source
                                                 (Cretaceous or Tertiary)

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5 CONCLUSIONS

      1. The Mendi Formation limestone section penetrated by Moose-1 and Moose-1 ST1 contains several natural oil shows, but these were variably overprinted by wellbore contaminants which have been analysed in detail.

      2.    Oil shows from 530 m (Moose-1), 675.1 m, 686.2 m, 727 m, 759.5-759.6
            m and 840 m (all Moose-1 ST1) were strongly overprinted by diesel. Careful application of high resolution organic geochemistry has enabled the indigenous signature of some of these oil shows to be separated from that of the diesel. The diesel has a characteristic n-alkane distribution maximising at n-C(16), and also a distinctive pattern of branched and cyclic alkanes, but contains few biomarkers.

      3. Oil shows from 686.2 m and 759.5-759.6 m (Moose-1 ST1) were also strongly overprinted by a drilling additive called Aus-Tex, which is characterised by unusually high abundances of some polycyclic aromatic hydrocarbons, but which also contains abundant biomarkers that strongly interfere with the natural geochemistry of these oil shows. These oil shows were essentially unusable for obtaining information on the natural component.

      4. An oil show from 809.7 m contains no discernible wellbore contaminants and indicated a mixture of oil signatures.

      5. The main natural component of all the interpretable oil shows is an oil with an origin from a calcareous source with a high proportion of prokaryotic and a low proportion of terrestrial organic matter input, which correlates well with the "Family B" solid bitumens in the Subu wells and the fluid inclusion oil from Subu -1. Geochemical features of this oil type are high amounts of 2?- methylhopanes and 30- norhopanes, high C(29)/C(30) ?? hopane ratios and lack of a significant terrestrial signature.

      6. The oil show from 809.7 m contains a mixture of the calcareous sourced oil, and an oil derived from a clay-rich, marine source rock low in sulphur, which had significant input of terrestrial organic matter and was deposited in an oxic depositional environment. This signature correlates with the Jurassic-sourced oils in the Foldbelt and at Puri-1, and with the "Family A" solid bitumens in the rocks intersected by the Subu wells. Geochemical features of this oil type are high amounts of diterpanes and a high [C(24) tetracyclic terpane/(C(24) tetracyclic terpane + C(23) tricyclic terpane) ratio, indicative of a strong terrestrial influence, and a moderate to high content of rearranged hopanes and diasteranes.

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      7.    The oil shows in Moose-1 and Moose-1 ST1 have a maturity in the peak oil window (about 0.8 to 0.9% VRE), which is slightly higher than that indicated by the geochemical signatures for the underlying fine-grained samples. The difference in maturity, but more importantly the major difference in source characteristics, means that these fine-grained samples did not source the oil shows in the Mendi Formation limestones.

      8. The fine-grained samples in Moose-1ST1 were deposited in an oxic marine depositional environment with major terrestrial organic matter input, including a minor coniferous organic matter component that could be derived from re-worked Jurassic rocks. They correlate reasonably well with the fine-grained samples analysed from the Subu wells. C(26) sterane distributions are consistent with Cretaceous or younger ages for these strata.

      9. The fine-grained samples in Moose-1ST1 have low TOC values (<1.2%) and low hydrogen indices (mostly <155 mg/g), indicating type III organic matter, with low liquid hydrocarbon generation potential. On the basis of the maceral contents, in particular the liptinite contents, the original oil generation potential ranges from poor to very good. This is better than is apparent from the Rock-Eval results, probably because of the diluting effect of inertinite on hydrogen indices, and also the maturity level that this sequence has reached.

      10. The fine-grained samples in Moose-1ST1 have measured vitrinite reflectance values (~0.65 to ~0.70%) that are `suppressed', by at least 0.2%. The FAMM-derived equivalent vitrinite reflectance, which is free from the effects of VR suppression, is about 0.9%, indicating full maturity for oil generation.

      11. The anomalously high maturity indicated for the uppermost sample (vitrinite reflectance value of 1.25%) may be due to overthrusting, localised thermal effects from igneous activity and associated hydrothermal fluids, or the complicating effects of reworked material.

      12. On the basis of the geochemical data, the best estimate of the thermal maturity of the fine-grained samples is about 0.7-0.8% (mid oil window), which is consistent with the Rock Eval data but is somewhat lower than the equivalent vitrinite reflectance data from FAMM.

6 ACKNOWLEDGEMENTS

We thank Paul Marvig for sample preparation.

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7 REFERENCES

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